Exhibit 10.1
MULTI-TENANT INDUSTRIAL LEASE
(TRIPLE NET)
LANDLORD:
DP Partners Portland I, LLC,
a Delaware limited liability company
TENANT:
LaCrosse Footwear, Inc.,
a Wisconsin corporation
and
Danner, Inc.,
a Wisconsin corporation
LOCATION:
18201 NE Portal Way
Portland, Oregon 97230

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS
This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (“Summary”) is hereby incorporated into and made a part of the attached Multi-Tenant Industrial Lease which pertains to the Building described in Section 1.5 below. All references in the Lease to the “Lease” shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between this Summary and the Lease, the provisions of the Lease shall control.

1.1	Lease Date:	February 9, 2010

1.2	Landlord’s Address:	DP Partners Portland I, LLC
c/o DP Partners
1200 Financial Boulevard
Reno, Nevada 89502
Attn: Doug Lanning
Telephone: (775) 858-8080
Facsimile: (775) 856-0831

	with a copy to:	DP Partners Portland I, LLC
1001 SW Fifth Avenue, Suite 1100
Portland, Oregon 97204
Attn: Kirk L. Olsen
Telephone: (503) 535-0616
Facsimile: (503) 536-6519

	and a copy to:	Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, Oregon 97204
Attn: Andrew I. Davis
Telephone: (503) 294-9413
Facsimile: (503) 220-2480

1.3	Tenant’s Address:	LaCrosse Footwear, Inc./Danner, Inc.
17634 NE Airport Way
Portland, Oregon 97230
Attn: David P. Carlson
Telephone: (503) 262-0110, Ext. 1331
Facsimile: (503) 382-2531

	and a copy to:	Garvey Schubert Barer
121 SW Morrison, 11th Flr
Portland, Oregon 97204-3141
Attn: Stephen J. Connolly
Telephone: (503) 228-3939
Facsimile: (503) 226-0259
1.4	Project: That land legally described as Lots 3, 4 and 5, Riverside Parkway Corporate Center (Plat Book 1267, Page 0016), in the City of Portland, County of Multnomah, State of Oregon, together with the Building and all other improvements and facilities now or subsequently located thereon, as approximately shown on the site plan attached hereto as Exhibit “A”. The Project is further described in Section 1.4 of the Lease.
1.5	Building: A multi-tenant industrial building located in the Project, which is commonly known as the LogistiCourt at Portal Way Building, containing 264,984 rentable square feet, the address of which is 18201 NE Portal Way, Portland, Oregon 97230.
1.6	Premises: Those certain premises within the Building consisting of Suite 101 as shown on Exhibit “A” attached hereto, containing 58,788 rentable square feet.

(i)

1.7	Tenant’s Share: Except as otherwise provided herein, Tenant’s Share is 22.19%, which is the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Building. Accordingly, as more particularly set forth in Section 4, Tenant shall pay to Landlord 22.19% of the Operating Expenses of the Project.
1.8 Commencement Date: May 1, 2010.
1.9 Term: Sixty-four (64) months, subject to extension or sooner termination as provided in this Lease.
1.10 Monthly Base Rent:

Lease Months	Months of Term	Monthly Base Rent
1 – 4	May 1, 2010 – August 31, 2010	$0.00
5 – 12	September 1, 2010 – April 30, 2011	$27,164.00
13 – 24	May 1, 2011 – April 30, 2012	$27,911.00
25 – 36	May 1, 2012 – April 30, 2013	$28,679.00
37 – 48	May 1, 2013 – April 30, 2014	$29,467.00
49 – 60	May 1, 2014 – April 30, 2015	$30,278.00
61 – 64	May 1, 2015 – August 31, 2015	$31,111.00
1.11	Parking Spaces For Tenant’s Use: Subject to Section 6.2 of the Lease, sixty-eight (68) unreserved parking spaces within the parking lot immediately adjacent to the Building, as shown on the site plan attached hereto as Exhibit “A”, less any parking spaces consumed by permitted Tenant Improvements or Tenant Changes.

1.12	Security Deposit: N/A.

1.13	Permitted Use: Manufacturing, fabrication, distribution and sale of footwear, apparel and related products, as well as administrative offices.

1.14	Brokers: CB Richard Ellis, Inc. (“Landlord’s Broker”) representing Landlord, and GVA Kidder Mathews (“Tenant’s Broker”) representing Tenant.

1.15	Tenant Improvements: The tenant improvements to be installed in the Premises as described in the Work Letter Agreement attached hereto as Exhibit “B”.

1.16	Parking Lot Lease: That Parking Lot Lease dated on or about the date hereof between Landlord and Tenant covering approximately 1.17 acres of land located adjacent to the Project to be used by Tenant for additional vehicle parking in connection with Tenant’s use and occupancy of the Premises.

(ii)

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Table of Contents
(continued)
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EXHIBITS

EXHIBIT “A”	Project Site Plan
EXHIBIT “B”	Work Letter Agreement
EXHIBIT “C”	Rules and Regulations
EXHIBIT “D”	Sample Form of Tenant Estoppel Certificate
EXHIBIT “E”	Tenant Environmental Questionnaire
EXHIBIT “F”	Move-Out Standards
EXHIBIT “G”	Sign Criteria
EXHIBIT “G-1”	Tenant Signage

ii

MULTI-TENANT INDUSTRIAL LEASE
This LEASE (“Lease”), which includes the preceding Summary of Basic Lease Information and Definitions (“Summary”) attached hereto and incorporated herein by this reference, is made as of the Lease Date set forth in Section 1.1 of the Summary, by and between DP Partners Portland I, LLC, a Delaware limited liability company (“Landlord”), and LaCrosse Footwear, Inc., a Wisconsin corporation, and Danner, Inc., a Wisconsin corporation (collectively, “Tenant”).
1. PREMISES AND THE PROJECT.
     1.1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.
     1.2. Landlord’s Reservation of Rights. Provided Tenant’s use of and access to the Premises is not interfered with in an unreasonable manner, Landlord reserves the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises.
     1.3. Measurement of Premises. The parties hereby stipulate that the Premises contain the rentable square feet set forth in Section 1.6 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Monthly Basic Rent or other amounts set forth in this Lease which are determined based upon rentable square feet of the Premises.
     1.4. Project. The term “Project,” as used in this Lease, shall include, collectively, (i) the Building, (ii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building, including parking structures and surface parking facilities now or hereafter servicing the Building (collectively, the “Parking Facilities”), which are designated from time to time by Landlord as common areas (or parking facilities, as the case may be) appurtenant to or servicing the Building; (iii) any additional improvements, facilities, parking areas and structures and common areas which Landlord may add thereto from time to time within or as part of the Project; and (iv) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the proposed Project is set forth in Exhibit “A” attached hereto.
2. TERM.
     2.1. Term; Notice of Lease Dates. The Term of this Lease shall be for the period designated in Section 1.9 of the Summary commencing on the Commencement Date, and ending on the expiration of such period, unless the Term is extended or sooner terminated as provided in this Lease. Notwithstanding the foregoing or any other provision herein, this Lease is coterminous with the Parking Lot Lease and, upon the expiration or termination of the Parking Lot Lease for any reason, this Lease shall likewise automatically terminate on the same date as the expiration or termination of the Parking Lot Lease. For purposes of this Lease, the “Term” shall mean the initial lease term and any renewals or extensions thereof, subject to sooner termination as provided in this Lease.
     2.2. Early Access. For the period from March 1, 2010 (or such other date as is mutually approved by the parties in writing) to the Commencement Date (the “Early Access Period”), Tenant may enter the Premises at its sole risk and expense for the limited purpose of completing the Tenant Improvements and installing equipment and fixtures in preparation for Tenant’s occupancy, subject to the terms and conditions of this Section 2.2; provided, however, if all of the conditions subsequent set forth in Exhibit B to the Parking Lot Lease are satisfied prior to March 1, 2010, then the Early Access period shall commence immediately upon the full and complete satisfaction of such conditions subsequent. Landlord shall have no liability or responsibility for loss of or damage or injury to any of Tenant’s employees, contractors, representatives, agents, or invitees, or to any of Tenant’s property on or about the Premises during the Early Access Period. Tenant’s entry onto and use of the Premises during the Early Access Period pursuant to this Section 2.2 shall be subject to all of the terms and conditions of this Lease, excluding only Tenant’s obligation to pay Monthly Base Rent and additional rent (including Tenant’s Share of Operating Expenses), except that Tenant will be responsible to pay utility charges directly attributable to its activities during the Early Access Period. Prior to its early entry on the Premises, Tenant shall provide Landlord with evidence of all insurance required of Tenant or its contractors under this Lease. Notwithstanding the foregoing, Landlord shall have no liability or responsibility with respect to dust, dirt or other conditions resulting from Landlord or Landlord’s agents, employees, contractors, invitees or tenants in the Premises or Project during the Early Access Period. Tenant agrees to exercise Tenant’s rights hereunder during the Early Access Period so as to not interfere in any material way with Landlord and Landlord’s agents, employees, contractors, invitees or tenants in the Premises or Project.
     2.3. Options to Extend.
          2.3.1 Extension Options. Tenant is hereby granted three (3) successive options (each an “Option”; collectively, “Options”) to extend the Term for an additional term of five (5) years for each Option (each an “Extension Term”), beginning on the day after the expiration of the then-current Term and continuing for five (5) years (unless terminated sooner pursuant to any other terms or provisions of the Lease), on all of the same terms and conditions as set forth in the Lease, but at an adjusted Monthly Base Rent as set forth below in Section 2.3.2 (with respect to the first Extension Term) and Section 2.3.3 (with respect to the second and third Extension Terms) (and without any additional option to extend the Lease Term after the expiration of the third Extension Term). Each Option may be exercised by Tenant only by delivery of written notice thereof to Landlord (“Extension Notice”), which notice must be received by Landlord at least six (6) full calendar months before the expiration of the then-current Term and, once given, shall be irrevocable and binding on both parties. If Tenant fails to timely deliver such written notice, or if this Lease is terminated pursuant to any other terms or provision of this Lease prior to the expiration of the Term, the Options shall terminate, and Tenant shall have no right to renew or extend the Lease. Each Option shall be exercisable by Tenant on the express condition that at the time of delivery of Tenant’s notice of its election to exercise the Option, and at all times prior to the commencement of the Extension Term, Tenant shall not be in default under this Lease beyond any applicable notice and cure period.
          2.3.2 Monthly Base Rent — First Extension Term. During the first Extension Term, the Monthly Base Rent shall be (i) $31,111.00 per month for the period from September 1, 2015 through April 30, 2016, and (ii) increased annually beginning on May 1, 2016 and on each May 1 thereafter during such first Extension Term by the greater of (a) two percent (2%) increase per year, or (b) the percentage equal to the percentage increase, if any, in the CPI (not to exceed five percent (5%) increase per year), as applied to the Monthly Base Rent in effect immediately prior to the increase. The increase in CPI shall be determined by a comparison of the CPI for the month which is three months prior to the month in which the increase becomes effective with the same month of the preceding year (e.g., if May 1, 2016 is the rent adjustment date, the increase under the foregoing subsection (b) shall be the percentage change in the CPI between February 2015 and February 2016). As used herein, the term “CPI” means the Consumer Price Index for All Urban Consumers, All Items, U.S. City Average (1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the Bureau of Labor Statistics should cease to publish such index, Landlord shall choose and apply any reasonably similar authoritative published index. In the event the CPI for the month which is three months prior to the commencement of the period for which the increase is to be made is not available on the commencement of that period, Tenant shall continue to pay the Monthly Base Rent then in effect until such time as the CPI is available and Tenant shall pay to Landlord the full amount of any difference between the Monthly Base Rent paid during such interim period and the actual increased Monthly Base Rent at the time of the next monthly rental payment following notice from Landlord of the adjustment in Monthly Base Rent. In no event shall the adjusted Monthly Base Rent during the first Extension Term be less than the two percent (2%) more than the Monthly Base Rent in effect immediately prior to the commencement of the period for which the adjustment is to be made.
          2.3.3 Monthly Base Rent — Second and Third Extension Terms. The Monthly Base Rent for the second and third Extension Terms shall be the Fair Rental Value (defined below) of the Premises, as of the commencement of the Extension Term, as determined in accordance with the following provisions, but in no event less than the Basic Monthly Rent in effect for the last month of the then-expiring Term. Within thirty (30) days following the date of receipt of the Extension Notice, Landlord shall provide Tenant with a notice of Landlord’s determination of the Fair Rental Value of the Premises for the applicable Extension Term. The term “Fair Rental Value” shall mean the amount that a willing, non-equity tenant and a willing landlord would accept as Monthly Base Rent for the Premises, with neither the landlord nor tenant being under any compulsion or undue influence to lease the Premises, taking into consideration the quality, size, and location of the Premises and the rent for comparable buildings located in the geographic area of the Premises. In the event Tenant agrees with Landlord’s determination of the Fair Rental Value of the Premises, then such agreed amount shall constitute the Monthly Base Rent for the applicable Extension Term. In the event Landlord and Tenant are unable to agree upon the Fair Rental Value of the Premises within thirty (30) days after provision by Landlord to Tenant of Landlord’s determination of the Premises’ Fair Rental Value, then within fifteen (15) days after the expiration of such period, Landlord and Tenant shall each, at their respective costs, appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial and industrial property appraisal experience in the Portland, Oregon, area with respect to properties such as the Project, to appraise the Monthly Base Rent at the Fair Rental Value of the Premises for the applicable Extension Term. The two (2) appraisers so appointed by Landlord and Tenant shall then select a third (3rd) appraiser meeting the qualifications stated in this Section 2.3.3 within ten (10) days after the last date that two (2) appraisers are selected as specified above. Landlord and Tenant shall each bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third (3rd) appraiser’s fees. Within thirty (30) days after the selection of the third (3rd) appraiser, Landlord’s appraiser shall arrange for the simultaneous exchange of the written appraisals from each of the three (3) appraisers, and the two (2) closest appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be the Monthly Base Rent for the applicable Extension Term. Upon determination, Landlord and Tenant shall execute an amendment to this Lease confirming the Monthly Base Rent for the applicable Extension Term.
3. RENT.
     3.1. Monthly Base Rent. Tenant agrees to pay Landlord, as base rent for the Premises, the Monthly Base Rent designated in Section 1.10 of the Summary (the “Monthly Base Rent”). The Monthly Base Rent shall be paid by Tenant in advance on the first day of each and every calendar month during the Term, except that the Monthly Base Rent due September 1, 2010, which is the first full month for which rent is due under this Lease, shall be paid on the date of commencement of the Early Access Period and the next Monthly Base Rent shall not be due until October 1, 2010. Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.
     3.2. Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Monthly Base Rent described in Section 3.1 above shall be considered additional rent for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Base Rent is referenced. The Monthly Base Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset, in lawful money of the United States of America.
     3.3. Late Payments. Late payments of Monthly Base Rent and/or any item of additional rent will be subject to interest as provided in Section 23.6 below and a late charge as provided in Section 23.7 below.
4. COMMON AREA; OPERATING EXPENSES.
     4.1. Definition of Common Area. The term “Project Common Area” means all areas and the improvements thereon within the exterior boundaries of the Project now or later made available for the general use of Landlord, Tenant and other persons entitled to occupy space in the Project and their respective employees, suppliers, shippers, customers, contractors, and invitees, including without limitation, the Parking Facilities, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project which are not reserved for the exclusive use of any Project occupants. Project Common Area shall not include (i) the entryway to a tenant’s premises, (ii) any improvements installed by a tenant outside of its premises, whether with or without Landlord’s knowledge or consent, or (iii) any areas or facilities that are included in the description of premises leased to a tenant. The term “Building Common Area” means all common areas appurtenant to the Building now or later made available for the general use of Landlord, Tenant and other persons entitled to occupy space in the Building and their respective employees, suppliers, shippers, customers, contractors, and invitees, including, without limitation, the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant’s premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises. The Building Common Area and the Project Common Area shall be referred to herein collectively as the “Common Area.”
     4.2. Maintenance and Use of Common Area. The manner in which the Common Area shall be maintained shall be solely determined by Landlord but shall be consistent with other first-class industrial projects in the vicinity of the Project. Tenant and Tenant’s employees, suppliers, shippers, contractors, customers and invitees shall have the nonexclusive right to use the Common Area (except areas used in the maintenance or operation of the Project), in common with Landlord and other tenants of the Project and their customers and invitees, subject to (i) any covenants, conditions and restrictions now or hereafter of record (collectively, the "Declaration”), and (ii) such reasonable, non-discriminatory rules and regulations concerning the Project as may be established by Landlord from time to time and furnished to Tenant, including, without limitation, the Rules and Regulations attached hereto as Exhibit “C”. Subject to reasonable conditions as may be established by Landlord from time to time, Tenant at its expense may plant and maintain flowers within the landscaped areas of the Common Area.
     4.3. Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make changes to the Common Area if the changes do not materially and unreasonably interfere with Tenant’s access to or use of the Premises, provided, however, notwithstanding anything expressed or implied herein to the contrary, Landlord shall not make any changes to the Parking Facilities that would reduce the number of parking spaces that are designated for Tenant’s use in Section 1.11 of the Summary. Subject to the foregoing qualification, Landlord’s rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant’s presence in the Project; (c) utilize from time to time any portion of the Common Area for promotional, entertainment, and related matters; (d) temporarily close any portion of the Common Area for repairs, improvements or alterations, to discourage non-customer use, to prevent public dedication or an easement by prescription from arising, or for any other reason deemed appropriate in Landlord’s judgment; (e) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, landscaped areas, roadways, walkways, drive aisles and curb cuts; and (f) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. Tenant hereby agrees that Landlord’s actions pursuant to this Section 4.3 shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent. So long as Landlord uses commercially reasonable efforts to minimize interference with Tenant’s business, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s actions with respect to this Section 4.3, nor for any inconvenience or annoyance occasioned by Landlord’s actions with respect to this Section 4.3, except to the extent caused by the negligence or intentional misconduct of Landlord or Landlord’s employees, agents or contractors.
     4.4. Operating Expenses. Throughout the Term of this Lease, commencing on the Commencement Date, Tenant agrees to pay Landlord as additional rent in accordance with the terms of this Section 4, Tenant’s Share of Operating Expenses.
          4.4.1 Operating Expense Inclusions. As used in this Lease, the term "Operating Expenses” shall consist of all costs and expenses paid or incurred by Landlord for the ownership, operation, maintenance, repair and replacement of the Building and Building Common Area as determined by Landlord utilizing generally accepted accounting practices, together with all costs and expenses paid or incurred by Landlord for the ownership, operation, maintenance, repair and replacement of the Project and Project Common Area as determined by Landlord utilizing generally accepted accounting practices. Operating Expenses shall include the following costs by way of illustration but not limitation: (i) Real Property Taxes; (ii) any and all assessments under the Declaration and any other existing or future covenants, conditions and restrictions affecting the Project; (iii) water, sewer and other utility charges; (iv) costs of insurance obtained and maintained by Landlord for the Project pursuant to Section 21 (including any deductibles); (v) waste disposal and janitorial services; (vi) security (if any); (vii) compensation (including wages and employer paid benefits) of employees and contractors engaged in the operation, repair and maintenance of the Building and/or Project; (viii) Landlord’s management fee in the amount of three and one-half percent (3.5%) of Monthly Base Rent (“Landlord’s Management Fee”) payable each year under this Lease (provided that Landlord’s Management Fee shall apply and be calculated for any period of free rent or abated rent based on the Monthly Base Rent next payable hereunder); (ix) supplies, materials, equipment and tools including rental of personal property; (x) repair and maintenance of all portions of the buildings within the Project, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord; (xi) maintenance, sweeping, repairs, resurfacing, and upkeep of all Parking Facilities and other Common Areas; (xii) amortization on a straight line basis over the useful life (as reasonably determined by mutual agreement of Landlord and Tenant or, in the absence of such agreement, by arbitration pursuant to Section 33 hereof) (together with interest at the Interest Rate (as defined in Section 23.6 below) on the unamortized balance) of all reasonable capitalized expenditures under generally accepted accounting principles (including capital repairs, capital replacements and capital equipment) to the Building or Project which are: (A) reasonably intended to produce a reduction in operating charges or energy consumption or effect other economies in the operation or maintenance of the Project; (B) required under any governmental law or regulation that was not applicable to the Project at the time it was originally constructed, or (C) for replacement, repair or restoration of any Project equipment and/or improvements needed to operate and/or maintain the Project at the same quality levels and for the same intended uses as prior to the replacement or restoration; (xiii) gardening and landscaping; (xiv) maintenance of signs; (xv) personal property taxes levied on or attributable to personal property used in connection with the Common Areas; (xvi) reasonable accounting, audit, verification, legal and other professional fees incurred in connection with operation, maintenance and management of the Project; and (xvii) any other costs and expenses of repairs, maintenance, painting, lighting, cleaning, and similar items properly allocable to the operation, repair, and maintenance of the Project in accordance with generally accepted accounting principles.
          4.4.2 Operating Expense Exclusions. Notwithstanding the foregoing, Operating Expenses shall not include (i) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (ii) interest, principal, amortization or other payments made on any mortgage, deed of trust, or other financing on the Building or Project or any loans to Landlord; (iii) expenses related to depreciation of the Building; (iv) leasing commissions, attorney fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or occupants or prospective tenants or occupants of the Building; (v) legal expenses for services to the extent: (A) relating to disputes with tenants, (B) based upon Landlord’s negligence or other tortious conduct, (C) relating to enforcing any leases except for enforcing lease provisions for the benefit of the Building tenants generally, or (D) relating to the defense of Landlord’s title to, or interest in, the Project; (vi) renovating or otherwise improving space for tenants and other occupants of the Building or vacant space in the Building; (vii) federal income taxes imposed on or measured by the net income of Landlord from the operation of the Building or Project, as applicable; (viii) the costs of repairs, maintenance or replacement for the roof structure (but not roof membrane), structural walls and foundation of the Building (excluding any such costs necessitated by the act, omission or conduct of Tenant or Tenant’s Parties (defined hereinbelow) or Tenant Improvements or Tenant Changes); (ix) costs incurred by Landlord for alterations, additions or capital repairs which are considered capital improvements and capital replacements under generally accepted accounting principles, except that the annual amortization of these costs shall be included in Operating Expenses to the extent permitted by Section 4.4.1(xii); (x) expenses in connection with services or other benefits which are not available to Tenant but which are provided selectively to other tenants or occupants of the Building; (xi) costs incurred to correct defects in the original construction or design of the Building or any improvements made by Landlord in or about the Building or any subsequent additions thereto made by Landlord; (xii) cost of general overhead and administrative expenses (including accounting and legal) of Landlord not related to the management or operations of the Building or Project; (xiii) costs incurred as a result of any breach by Landlord of its obligations under any lease; (xiv) costs incurred due to violation by Landlord of any laws, rules, regulations or ordinances applicable to the Building or Project, including any fines or penalties incurred by Landlord; (xv) amounts reimbursed by other sources, such as insurance and condemnation proceeds, warranties, judgments or settlements; (xvi) costs incurred in connection with the original construction or design of the Building; (xvii) expenses which are separately metered or calculated by the service provider for the Premises or other leased area of the Project of the Building, as the case may be, which expenses shall be billed separately to Tenant or such other tenant(s), as applicable; (xviii) expenses related to environmental testing, remediation and compliance that are not necessitated in whole or in part by any act, omission or conduct of Tenant or Tenant’s Parties; provided, however, the parties agree that this exclusion is not intended to limit, and shall not limit, the provisions of Section 6 below; and (xix) expenses related to compliance by Landlord with laws existing as of the Lease Date, except to the extent that any such non-compliance was created by Tenant’s use or occupancy of the Premises or by Tenant Improvements or Tenant Changes.
     4.5. Tenant’s Monthly Operating Expense Charge. From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month during the Term of this Lease, Tenant’s Share of an amount estimated by Landlord to be the monthly Operating Expenses for the Project for that month (“Tenant’s Monthly Operating Expense Charge”).
     4.6. Estimate Statement. Prior to the Commencement Date and on or about April 1st of each subsequent calendar year during the Term of this Lease (or as soon thereafter as reasonably possible), Landlord shall deliver to Tenant a statement (“Estimate Statement”) wherein Landlord will estimate both the Operating Expenses and Tenant’s Monthly Operating Expense Charge for the then current calendar year. Tenant agrees to pay Landlord, as additional rent, Tenant’s estimated Monthly Operating Expense Charge on the first day of each month, beginning on the Commencement Date, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement (excluding the initial Estimate Statement), Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant’s estimated Monthly Operating Expense Charge (less any applicable Tenant’s Share of Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant’s Share of Operating Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter, Tenant agrees to pay Tenant’s Monthly Operating Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.
     4.7. Actual Statement. By April 1st of each calendar year during the Term of this Lease (or as soon thereafter as reasonably possible), Landlord shall deliver to Tenant a statement (“Actual Statement”) which states Tenant’s Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is more than the total Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant’s Share of the actual Operating Expenses is less than the Additional Rent paid by Tenant for Operating Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly installment(s) of Tenant’s Share of the Operating Expenses due under this Lease. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease.
     4.8. Miscellaneous. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 4 will not constitute a waiver of its right to require an increase in additional rent for Operating Expenses nor will it relieve Tenant of its obligations pursuant to this Section 4, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. Landlord shall keep its books of account and records concerning Operating Expenses in compliance with generally accepted accounting principles and retain the same for two (2) years after the calendar year for which they were prepared. If Tenant does not object to any specific discrepancies in the Operating Expense calculations for any calendar year within ninety (90) days after receipt of the Actual Statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the actual Operating Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses for the then current calendar year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Tenant in such calendar year.
     4.9. Tenant Examination and Audit Right.
          4.9.1 Tenant Examination. The Estimate Statement and Actual Statement referred to herein need not be audited, but shall contain sufficient detail to enable Tenant to verify the calculation of Tenant’s Share of the Operating Expenses. Subject to the conditions set forth in Section 4.9.2 below (excluding condition number (2) of Section 4.9.2), Tenant may, upon reasonable notice and during business hours, examine the records used to support the figures shown on the Estimate Statement and Actual Statement; provided, however, that Tenant shall only be entitled to such an examination once in each calendar year.
          4.9.2 Audit Right. Within sixty (60) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Estimate Statement or Actual Statement for any calendar year (including the first year of the Term), Tenant may, at its expense (subject to the last sentence of this Section 4.9.2) during Landlord’s normal business hours, elect to audit Landlord’s Operating Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured default by Tenant under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant, at the time Landlord furnishes the Estimated Statement or Annual Statement to Tenant, an audit report on Landlord’s Operating Expenses for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Tenant’s Share of Operating Expenses when due, including Tenant’s Monthly Operating Expense Charge. After verification, Landlord shall credit any overpayment determined by the audit report against the next monthly installment(s) of Tenant’s Share of Operating Expenses due and owing by Tenant or, if no further such installment is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of this Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, the Estimate Statement or Actual Statement (as applicable) for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. In the event the audit report resulting from an audit authorized and undertaken by Tenant pursuant to this Section 4.9.2 shows an overpayment by Tenant, then Landlord shall reimburse Tenant for all costs and expenses incurred by Tenant in undertaking such audit.
     4.10. Cap on Controllable Operating Expenses. Notwithstanding the foregoing provisions of this Section 4, or any other provision expressed or implied herein to the contrary, the parties agree that beginning after the first complete calendar year of the Term (i.e., beginning January 1, 2012), there shall be a five percent (5%) cap each calendar year on any increase in Tenant’s Share of Controllable Operating Expenses (as such term is defined below) over Tenant’s Share of Controllable Operating Expenses in the immediately preceding calendar year. This means that Tenant’s Share of Controllable Operating Expenses for calendar year 2012 shall, in no event, exceed Tenant’s Share of Controllable Operating Expenses in 2011, plus five percent (5%), and that Tenant’s Share of Controllable Operating Expenses for each successive calendar year during the Term shall, in no event, exceed Tenant’s Share of Controllable Operating Expenses in the immediately preceding calendar year, plus five percent (5%). The foregoing cap shall apply on the total of Tenant’s Share of Controllable Operating Expenses and not on a line item basis. Any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the Term and recouped by Landlord, subject to the foregoing 5% cap. The term “Controllable Operating Expenses” means all Operating Expenses, except expenses relating to the costs of utilities, insurance, real estate taxes, snow removal, capital expenditures (to the extent included within Operating Expenses as provided herein), and Landlord’s Management Fee (the latter of which is fixed at 3.5% of Monthly Base Rent).
5. SECURITY DEPOSIT. [Intentionally omitted.]
6. USE.
     6.1. General. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.13 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold or delay. Tenant shall observe and comply with the “Rules and Regulations” attached hereto as Exhibit “C”, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any such Rules and Regulations. Landlord represents and warrants to Tenant, to Landlord’s knowledge, that as of the commencement of the Early Access Period, the Premises comply with all applicable laws, statutes, ordinances, rules and regulations of any public authority. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Premises (including the Declaration), and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting Tenant’s particular use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant’s particular use, occupancy, improvement and alteration of the Premises, provided, however, Tenant shall have no obligation to make any changes to the roof structure, structural walls or foundation of the Building, unless such changes are required as a result of Tenant’s particular use of the Premises, Tenant Improvements, Tenant Changes or the act, omission or conduct of Tenant or Tenant’s Parties. Tenant shall not use or allow the Premises to be used (a) in violation of the Declaration or any other recorded covenants, conditions and restrictions affecting the Project or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or the Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Project, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant and Tenant’s employees and agents shall not solicit business in the Common Area, nor shall Tenant distribute any handbills or other advertising matter in the Common Area. For purposes of this Lease, the phrase “to Landlord’s knowledge” or similar phrase shall mean only the actual (not implied, imputed or constructive) knowledge of Kirk L. Olsen, John Atwell and Michael C. Dermody, each of which are officers of Landlord and are the only officers of Landlord involved in the acquisition and development of the Project in any material respect.
     6.2. Parking.
          6.2.1 Tenant’s Parking Privileges. During the Term of this Lease, Tenant and Tenant’s employees, suppliers, shippers, customers, contractors and invitees, shall have the nonexclusive right with others designated by Landlord to use 68 unreserved parking spaces in the parking lot immediately adjacent to the Building. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Project as long as Tenant is provided the number of parking privileges designated in Section 1.11 of the Summary. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking privileges and/or make all or a portion of such privileges reserved as long as Tenant is provided the number of parking privileges designated in Section 1.11 of the Summary.
          6.2.2 Parking Rules. The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit “C” attached hereto and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord’s parking operators from time to time, including any system for controlled ingress and egress, and furnished to Tenant. Tenant shall not use more parking privileges than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Except as otherwise provided herein, Tenant’s parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.
     6.3. Signs and Auctions.
          6.3.1 General. Tenant shall be entitled to install, at its sole cost and expense, identification signage in accordance with this Section 6.3.1 and the Landlord’s Building-standard signage criteria set forth on the attached Exhibit “G” (the “Signage Criteria”), except as otherwise provided in Section 6.3.2 and Exhibit G-1. Such signs shall be installed by a signage contractor reasonably acceptable to Landlord. Except as provided in Section 6.3.2 and Exhibit G-1, the location, quality, design, style, lighting and size of such signs shall be consistent with the Signage Criteria and shall be subject to Landlord’s prior written approval, which approval Landlord will not unreasonably withhold or delay. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such permitted signage, Tenant may not install any other signs on the exterior or roof of the Building or the common areas of the Building or the Project without Landlord’s prior written approval, which approval Landlord will not unreasonably withhold or delay. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, which approval Landlord will not unreasonably withhold or delay. For purposes of this Section 6.3, Landlord may reasonably withhold or condition its consent if Landlord in its discretion determines that the proposed signage is inconsistent with the intended design, character or aesthetics of the Project. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or Site.
          6.3.2 Approved Signage. Notwithstanding Section 6.3.1 above, Landlord hereby approves the location, quality, design, style, lighting and size of the Tenant signage to the extent specified on the attached Exhibit “G-1”, subject to all applicable laws and codes and Landlord’s review of the final sign design and specifications to be submitted to the City of Portland.
     6.4. Hazardous Materials.
          6.4.1 Definitions: As used in this Lease, the following terms have the following meanings:
     (a) “Environmental Law” means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.
     (b) “Environmental Permits” mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law including, but not limited to, any Spill Control Countermeasure Plan and any Hazardous Materials Management Plan.
     (c) “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons.
     (d) “Release” shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.
          6.4.2 Tenant’s Obligations — Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises.
          6.4.3 Tenant’s Obligations — Hazardous Materials. Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion, except that Tenant is permitted to bring upon the Premises, and to use, handle, generate and store on the Premises, such Hazardous Materials as necessary to conduct its Permitted Uses, and in quantities needed to conduct its Permitted Uses, and ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials, provided that such activities are all times in compliance with all Environmental Laws (some or all of which may constitute “Hazardous Materials” as defined in this Lease). Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit “E” attached hereto, together with a material safety data sheet (MSDS) in form reasonably acceptable to Landlord for each Hazardous Material to be brought upon, stored, used, handled, generated, or disposed of in, on or about the Premises. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties during the Term of this Lease and/or during the Early Access Period.
          6.4.4 Landlord’s Right to Conduct Environmental Assessment. At any time during the Lease Term, Landlord shall have the right to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant’s use of the Premises (collectively, the “Affected Areas”) in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a release of Hazardous Materials. Such environmental assessment shall be a so-called “Phase I” assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would customarily follow any discovery contained in such initial Phase I assessment (including, but not limited to, any so-called “Phase II” report); provided, however, (i) any assessment shall be performed at the sole cost and expense of Landlord, except as provided in the last sentence of this Section 6.4.4, (ii) Landlord shall provide Tenant with written notice of the assessment not less than five (5) business days prior to entering on the Premises to conduct the assessment (except in the case of emergency), (iii) any assessment shall be performed at reasonable and mutually acceptable times and shall be conducted in such a manner as to reasonably minimize interference with Tenant’s use or occupancy of the Premises or access thereto, (iv) Landlord shall provide Tenant with a copy of all final reports resulting from the assessment promptly after Landlord’s receipt of such reports (but without any representation, warranty or right to rely on the contents thereof), and (v) in no event shall Landlord conduct an assessment more often than one time each calendar year during the term of this Lease (unless Landlord has a good faith basis to believe that a release has occurred, conditions since changed, or that another assessment is otherwise reasonably warranted). In the event any environmental assessment authorized and undertaken by Landlord pursuant to this Section 6.4.4 indicates a violation of any Environmental Law or a breach of Section 6.4 of this Lease by Tenant or Tenant’s Parties, or identifies the release of Hazardous Materials on, under or emanating from the Premises or the Affected Areas that is attributable to Tenant or Tenant’s Parties in breach of this Lease, then Tenant shall pay all costs and expenses of any such environmental assessment.
          6.4.5 Tenant’s Obligations to Perform Corrective Action. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section 6.4.4 indicates there has been a release, threatened release or other conditions with respect to Hazardous Materials on, under or emanating from the Premises and the Affected Areas that is attributable to Tenant or Tenant’s Parties act, omission or conduct and that may require any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities (“Corrective Action”), Tenant shall undertake prompt Corrective Action with respect to such Hazardous Materials if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Any Corrective Action performed by Tenant will be performed with Landlord’s prior written approval and in accordance with applicable Environmental Laws, at Tenant’s sole cost and expense and by a environmental consulting firm (reasonably acceptable to Landlord). Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project; provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to Landlord’s prior written consent and any terms and conditions imposed by Landlord. Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord’s reasonable approval. Any Corrective Action performed by Tenant after the expiration or earlier termination of this Lease will be conducted so as not to interfere unreasonably with the conduct of Landlord’s or any third party’s business on the Premises, the Building and the Project. Tenant shall deliver evidence reasonably satisfactory to Landlord that Tenant’s Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws. It shall be reasonable for Landlord to require Tenant to deliver a “no further action” letter or substantially similar document from the applicable governmental agency. So long as Tenant has a right of access, Tenant shall continue to perform Tenant’s Corrective Action until such time as Landlord is able to use the Premises and the Affected Areas for such purposes as Landlord reasonably desires. Landlord’s “reasonableness” as used in the immediately preceding sentence shall be based on (i) the zoning of the Premises as of the date in question, and (ii) the logical uses of the Premises as of the date in question. Tenant agrees, to the extent applicable and reasonably practicable, to install, at Tenant’s sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the

Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant’s consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user. Notwithstanding anything above to the contrary, if any clean-up or monitoring procedure is required by any applicable governmental authorities in, on, under or about the Premises and the Affected Areas during the Lease Term as a consequence of any Hazardous Materials contamination attributable to Tenant or Tenant’s Parties and the procedure for clean-up is not completed (to the satisfaction of Landlord and/or the governmental authorities) prior to the expiration or earlier termination of this Lease, then this Lease shall be deemed renewed for a term commencing on the expiration or earlier termination of this Lease and ending on the date the clean-up procedure is completed and Landlord shall be entitled to all damages directly or indirectly incurred, including, without limitation, damages occasioned by the inability to relet the Premises and/or any other portion of the Project or a reduction of the fair market or rental value of the Premises and/or the Project.
          6.4.6 Tenant’s Duty to Notify Landlord regarding Releases. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease and which was caused by Tenant or Tenant’s Parties conduct. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s).
          6.4.7 Tenant’s Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, partners, officers, directors, shareholders, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) for, from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) that arise or result from the presence or release of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and that are caused or permitted by Tenant or any of Tenant’s Parties during the Term of this Lease, including arising from or caused in whole or in part, directly or indirectly, by (i) the presence or release in, on, under or about the Premises and the Affected Areas, of any Hazardous Materials; (ii) Tenant’s or other user’s actual, proposed or threatened use, treatment, storage, transportation, holding, existence, disposition, manufacturing, control, management, abatement, removal, handling, transfer, generation or release (past, present or threatened) of Hazardous Materials to, in, on, under, about or from the Premises and the Affected Areas; (iii) any past, present or threatened non-compliance or violations of any Environmental Laws in connection with Tenant and/or the Premises and/or the Affected Areas, (iv) personal injury claims (v) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise affecting the Premises and/or the Affected Areas, (vi) diminution in the value of the Premises and/or the Project, (vii) damages for the loss or restriction of use of the Premises and/or the Project, including prospective rent, lost profits and business opportunities, (viii) sums paid in settlement of claims, (ix) reasonable attorneys’ fees, consulting fees and expert fees, (x) the cost of any investigation of site conditions, and (xi) the cost of any repair, clean-up or remediation ordered by any governmental or quasi-governmental agency or body or otherwise deemed necessary in Landlord’s reasonable judgment. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building and/or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of the indemnity provisions in this Section 6.4, any acts or omissions of Tenant and/or Tenant’s employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The provisions of this Section 6.4.7 will survive the expiration or earlier termination of this Lease.
          6.4.8 Landlord’s Representations, Warranties and Indemnity. Except as disclosed in that Phase I Environmental Site Assessment dated December 22, 2006 prepared by GeoDesign Inc., receipt of a copy of which Tenant hereby acknowledges, Landlord represents and warrants to Tenant that to Landlord’s actual knowledge as of the Lease Date: (i) there is no Hazardous Materials on, in or under the Premises, Building or the Project in violation of any Environmental Law or Environmental Permits obtained by Landlord, (ii) the Premises, the Building and the Project are not in violation of any Environmental Law or any Environmental Permits obtained by Landlord, (iii) Landlord has not received any notice from any governmental authority alleging or threatening that any part of the Premises, Building or the Project is in violation of an

Environmental Law or Environmental Permit obtained by Landlord or other tenant, (iv) there are no pending or threatened claims, suits, enforcement actions or other litigation related to the presence of Hazardous Materials in, under or about the Premises, the Building or the Project, and (v) no existing tenant of the Building or the Project is using and occupying the Building or the Project in violation of any Environmental Law or any Environmental Permit. Landlord agrees to promptly notify Tenant of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project in violation of any Environmental Law and not caused by Tenant or Tenant’s Parties which Landlord becomes aware of during the Term of this Lease. To the fullest extent permitted by law, Landlord agrees to promptly indemnify, protect, defend and hold harmless Tenant and Tenant’s members, partners, officers, directors, shareholders, employees, agents, successors and assigns (collectively, “Tenant Indemnified Parties”) for, from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) that arise or result from the presence or release of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and that are attributable to (a) any act or omission of Landlord or any of Landlord’s agents, employees or contractors, or (b) any use, ownership or occupancy of the Premises, the Building or the Project prior to commencement of the Early Access Period, including without limitation any violation of any Environmental Law attributable to the period prior to commencement of the Early Access Period, or (c) that arise or result from any breach of the representations or warranties of Landlord contained in this Section 6.4.8. The provisions of this Section 6.4.8 will survive the expiration or earlier termination of this Lease.
7. PAYMENTS AND NOTICES. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in Section 1.2 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address designated in Section 1.3 of the Summary, or to Landlord at the first address designated in Section 1.2 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served, or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient.
8. BROKERS. Landlord shall pay any commissions or fees that are payable to Landlord’s Broker and Tenant’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord’s Broker and Tenant’s Broker. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, or (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9. SURRENDER; HOLDING OVER.
     9.1. Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord in accordance with the move-out standards attached hereto as Exhibit “F” and otherwise in broom clean and in first-class condition and repair, reasonable wear and tear excepted, with all of Tenant’s personal property (and those items, if any, of Tenant Improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy expressly consented to by Landlord in writing), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.2 below and Landlord’s rights and remedies under Section 12.4 below and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
     9.2. Holding Over. If Tenant holds over after the expiration or earlier termination of the Lease Term, Tenant shall become a month-to-month tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay Tenant’s Share of Operating Expenses and any other additional rent under this Lease), but at a Monthly Base Rent equal to one hundred fifty percent (150%) of the Monthly Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease.
     9.3. No Effect on Landlord’s Rights. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise provided at law and/or in equity.
10. TAXES.
     10.1. Real Property Taxes. Tenant shall pay Tenant’s Share of Real Property Taxes in accordance with the provisions of Section 4. “Real Property Taxes” mean, collectively, all general and special real property taxes, assessments, liens, bond obligations, license fees or taxes, commercial rent or gross receipts taxes, and any similar impositions in-lieu of other impositions now or previously within the definition of real property taxes or assessments which may be levied or assessed by any lawful authority against the Project applicable to the period from the Commencement Date until the expiration or sooner termination of this Lease, provided that this shall not include federal or state, corporate or personal net income taxes. All Real Property Taxes shall be paid by Landlord to the taxing authority and included within Operating Expenses, as set forth in Section 4.4 above. If Landlord receives a refund of Real Property Taxes, then Landlord will credit the refund, net of any professional fees and costs incurred by Landlord to obtain the refund, against the Real Property Taxes for the operating year to which the refund is applicable or the current operating year, at Landlord’s option.
     10.2. Personal Property Taxes. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises or any Tenant Improvements and Tenant Changes (whether installed and/or paid for by Landlord or Tenant) (including any increases in the real property taxes and assessments of the Project that are attributable to the assessed value of any such personal property, trade fixtures, Tenant Improvements or Tenant Changes, as reflected in the records of the Multnomah County Division of Assessment and Taxation) and (b) this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant, pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) days after demand by Landlord.
11. POSSESSION; CONDITION OF PREMISES; REPAIRS.
     11.1. Delivery of Possession. Landlord will not be obligated to provide Tenant with early access to the Premises, as provided in Section 2.2 above, until Landlord has received from Tenant all of the following:

(i) a copy of this Lease fully executed by Tenant; (ii) the first installment of Monthly Base Rent and Tenant’s Monthly Operating Expense Charge; and (iii) copies of policies of insurance or certificates thereof as required under Section 20 of this Lease.
     11.2. Condition of Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business and Tenant shall accept the Premises in their as-is condition. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Premises, the Tenant Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit “B” completed and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto.
     11.3. Landlord’s Repair Obligations. Notwithstanding anything expressed or implied herein to the contrary, Landlord shall, at Landlord’s sole cost and expense, repair, maintain and replace the roof structure, structural walls and foundation of the Building and the costs and expenses incurred by Landlord in connection therewith shall not, as provided in Section 4, be included in the Operating Expenses; except that Tenant shall reimburse Landlord for such costs and expenses to the extent necessitated by the act, omission or conduct of Tenant or Tenant’s Parties, Tenant Improvements or Tenant Changes. Landlord shall as part of Operating Expenses (to the extent provided in Section 4) repair, maintain and replace, as necessary, (a) the Building Base, Shell and Core (as described in Exhibit “B”) and other structural portions of the Building, (b) the basic plumbing, heating, ventilating, air conditioning, sprinkler and electrical systems within the Building Base, Shell and Core (but not any conduits or connections thereto or distribution systems thereof within the Premises or any other tenant’s premises or those systems exclusively serving the Premises or any other tenant’s premises), (c) the roof membrane, and (d) the Common Areas of the Project; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs or replacements. So long as Landlord uses commercially reasonable efforts to minimize interference with Tenant’s use of the Premises, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein.
     11.4. Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth in Sections 11.3, 18.1 and 19.2 hereof or as otherwise provided in this Lease, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair and preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, (i) all Tenant Improvements and Tenant Changes, (ii) all utility meters, pipes and conduits to the extent exclusively serving the Premises, (iii) all heating, ventilating and air conditioning systems installed by Tenant and located within the Premises or exclusively serving the Premises, (iv) all fixtures, furniture and equipment within or exclusively serving the Premises, or belonging to Tenant or Tenant’s Parties, (v) Tenant’s storefront (if any) and signs, if any, (vi) all locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, if any, within the Premises, and (vii) any alterations, additions and other property located within the Premises, in good condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to any act, neglect, fault or omission of Landlord, or any of Landlord’s agents, employees or contractors, and not covered by insurance maintained, or required to be maintained, by Tenant hereunder. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises. Landlord shall make commercially reasonable efforts to extend to Tenant the benefits of all warranties relating to the Premises, including without limitation all warranties for the mechanical and operational systems within the Premises, and all warranties with respect to the roof of the Building.

12. ALTERATIONS.
     12.1. Tenant Changes; Conditions.
     (a) Subsequent to the completion of Tenant’s initial Tenant Improvements, Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, “Tenant Changes,” and individually, a “Tenant Change”) unless Tenant first obtains Landlord’s prior written approval thereof, which approval Landlord shall not unreasonably withhold or delay. Notwithstanding the foregoing, Landlord’s prior approval shall not be required for any Tenant Change which satisfies all of the following conditions (hereinafter a “Pre-Approved Change”): (i) the costs of such Tenant Change does not exceed Ten Thousand Dollars ($10,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed One Hundred Thousand Dollars ($100,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) the Tenant Change does not affect the mechanical, electrical, plumbing or life safety systems of the Premises, the Building and/or the Project (collectively, the “Systems”), the roof or structural components of the Premises or the exterior of the Premises; (v) the Tenant Changes do not require a building permit; and (vi) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.
     (b) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(a) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with licensed and bondable contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delay; and (ii) before proceeding with any Tenant Change, provide Landlord with ten (10) days’ prior written notice thereof. Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Tenant Change; and (B) at Landlord’s request, a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Tenant Change. Landlord’s approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s). Further, Landlord’s approval of Tenant Changes and the plans therefor will create no liability or responsibility on Landlord’s part concerning the completeness of same or their design sufficiency or compliance with laws.
     (c) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, applicable building permit requirements and the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Building or any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building or any other building located within the Project; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.
     (d) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 20 of this Lease.
     (e) Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Tenant Changes, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.
     12.2. Removal of Tenant Changes and Tenant Improvements. All Tenant Changes and Tenant Improvements (whether installed or paid for by Landlord or Tenant), but expressly excluding Tenant’s business and trade fixtures and personal property, shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant before the expiration of the Lease Term (or upon any sooner termination of this Lease) identify those items of the Tenant Improvements and Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. Landlord will give Tenant at least thirty (30) days’ advance written notice of the need to remove any Tenant Changes or Tenant Improvements. Thereafter, Tenant will have the longer of thirty (30) days after receipt of such notice, or the last day of the Term of this Lease to remove the Tenant Changes or Tenant Improvements that Landlord has designated for removal. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease, repair any damage to the Premises and Project caused by such removal, and restore the Premises and Project to their condition existing on the Lease Date (or, at Landlord’s option, shall pay to Landlord all of Landlord’s costs of such removal, repair and restoration). Notwithstanding the foregoing or any other provision herein to the contrary, if Tenant exercises its first and second Option to renew the Term for two (2) additional Extension Terms of five (5) years each in compliance with the provisions of Section 2.3.1, and remains a Tenant and performs all obligations under this Lease for a minimum of fifteen (15) years, then Tenant shall have no obligation to remove the initial interior Tenant Improvements (meaning those Tenant Improvements covered by Tenant’s initial Certificate of Occupancy for the Premises and located within the interior of the Premises [and specifically excluding the exterior improvements covered by Section 2.3 of the Work Letter Agreement]) at the end of the Term and restore the Premises to its original condition, and Landlord shall have no right to require the removal of such initial Tenant Improvements, which Tenant may leave on the Premises at the end of the Term.
     12.3. Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture, equipment and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage to the Premises, Building and/or the Project caused by such removal.
     12.4. Tenant’s Failure to Remove. If Tenant fails to remove all of its personal property by the expiration or sooner termination of this Lease, or fails to remove any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above within the time period specified in Section 12.2, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon twenty (20) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.
13. LIENS. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or any Tenant Parties. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to

Tenant, or to anyone holding the Premises through or under Tenant, and that no mechanics’ or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in the Premises.
14. ASSIGNMENT AND SUBLETTING.
     14.1. Restriction on Transfer. Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold or delay, assign, encumber or transfer this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, transfer, sublease, license or the like shall sometimes be referred to as a "Transfer”). For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale of all or substantially all of the assets of Tenant. In no event may Tenant encumber or hypothecate this Lease. Any Transfer without Landlord’s consent shall constitute a default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s opinion, (i) the net worth or financial capabilities of such assignee or subtenant is less than that of Tenant and Guarantor(s) as of the date hereof, (ii) the proposed assignee or subtenant does not have the financial capability to fulfill the obligations imposed by the Transfer, (iii) the proposed Transfer involves a change of use of the Premises from that specified herein that would violate any exclusive use covenant to which Landlord is bound or would otherwise cause Landlord to be in violation of another lease or agreement to which Landlord is a party, (iv) the proposed assignee or subtenant is not, in Landlord’s reasonable opinion, of reputable or good character or consistent with Landlord’s desired tenant mix for the Project or (v) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (1) occupies space in the Project at the time of the request for consent, (2) is negotiating with Landlord to lease space in the Project at such time, or (3) has negotiated with Landlord during the six (6) month period immediately preceding the Transfer Notice.
     14.2. Transfer Notice. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.
     14.3. Landlord’s Options. Within ten (10) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; or (ii) refuse such consent, which refusal shall be on reasonable grounds.
     14.4. Additional Conditions. A condition to Landlord’s consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the Transferee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section 14.4, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and reasonable attorneys’ fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives the sublessee written notice that Tenant is in default under this Lease, the sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed Transfer, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus Landlord’s reasonable attorneys’ fees, and other costs incurred by Landlord in reviewing such proposed Transfer (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise). Acceptance of the Five Hundred Dollar ($500.00) administrative fee shall in no event obligate Landlord to consent to any proposed Transfer.
     14.5. Affiliated Companies/Restructuring of Business Organization. Notwithstanding anything above to the contrary, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity which Tenant is merged with or into or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as “Affiliates”), shall not be deemed a Transfer under this Section 14 and shall not require the prior written consent of Landlord (and shall not entitle Landlord to share in any “profits” from such assignment or subletting), provided that:
     (a) Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Section 14;
     (b) Tenant gives Landlord prior written notice of any such assignment or sublease to an Affiliate;
     (c) Any such Affiliate has, immediately following the completion of such Transfer, a tangible net worth and net income, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is equal to or greater than Tenant as of the date immediately prior to such Transfer, and sufficient to meet the obligations imposed by the transfer;
     (d) Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; provided, however, no such assumption document need be delivered to Landlord in the event of a merger where a transfer occurs by operation of law and no formal assignment or sublease is made; and
     (e) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.
     An Affiliate that is an assignee of Original Tenant’s entire interest in this Lease may be referred to herein as an “Affiliate Assignee.” Tenant is a publicly-traded company and, notwithstanding anything expressed or implied herein to the contrary, the transfer or sale of any publicly-traded stock of Tenant, or the transfer or sale of any publicly-traded stock of any Affiliate, shall not be deemed a Transfer, and shall not constitute a Transfer, under this Section 14 and shall not require the prior written consent of Landlord, regardless of whether or not such transfer or sale results in a change in control of Tenant or any Affiliate.
15. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last six (6) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to make such entry during normal business hours and to minimize, to the extent reasonably practicable, interference with Tenant’s business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for providing scheduled services, if any). Landlord shall have the means which Landlord may deem proper to open Tenant’s doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord, except to the extent caused by the negligence or intentional misconduct of Landlord or Landlord’s employees, agents, or contractors.
16. UTILITIES AND SERVICES. Tenant shall be separately metered for the electricity, gas, water (unless included by Landlord as part of Operating Expenses), telephone for the Premises or other services which are metered, chargeable or provided to the Premises, at Tenant’s sole cost and expense. Tenant shall make all such payments directly to the service provider as and when bills are rendered (or to Landlord in the event Landlord or Tenant provides submeters instead of the utility company’s meters). Should Tenant fail to pay any such amounts, Landlord shall have the right to pay the same on Tenant’s behalf and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in conjunction with such payment within ten (10) days after demand therefor. All such costs and expenses incurred by Landlord on Tenant’s behalf shall be deemed additional rent payable by Tenant and collectible by Landlord as such. Landlord shall designate the electricity utility provider from time to time. In addition, Tenant shall also pay directly to Landlord (as part of Operating Expenses) Tenant’s Share of the costs of electricity, gas, water and other services for the Common Areas. Landlord may assess (and Tenant shall pay) a different share of any utilities or services as may be reasonably and equitably determined by Landlord in order to better allocate such costs to reflect the actual usage among tenants. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed at Tenant’s sole cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not (i) cause damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe, and furnish to Tenant, for the proper functioning and protection of the Building’s services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way exceed the capacity of services or utilities furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building’s water, waste or other supply lines or systems for any purpose except as expressly permitted by this Lease. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the Systems of the Building and/or the Project. Tenant agrees at its expense to install a meter (or submeter) for the water service to the Premises, and shall pay all charges of water and sewer service to the Premises as provided above.
17. INDEMNIFICATION AND EXCULPATION.
     17.1. Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Landlord or Tenant under this Lease, and except to the extent such matter is caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors, Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, Building and/or the Project or occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Neither party shall, in any event, be liable to the other for any consequential damages or loss of business or profits and each party hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, except to the extent such damage is caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors, and subject to Section 22 below.

     17.2. Tenant’s Indemnification of Landlord. Subject to Section 22 below, Tenant shall be liable for, and shall indemnify, defend, protect and hold the Landlord Indemnified Parties harmless for, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liens, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence at the Premises, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors and not covered by insurance carried or required to be carried by Landlord or Tenant hereunder, (b) any act or omission of Tenant or any of Tenant’s agents, employees, contractors, subtenants, assignees, licensees or invitees (collectively, “Tenant Parties”); (c) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (d) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.
     17.3. Landlord’s Indemnification of Tenant. Subject to Section 22 below, Landlord shall be liable for, and shall indemnify, defend, protect and hold the Tenant and Tenant’s officers, directors, shareholders, employees, agents, successors and assigns (collectively, “Tenant Indemnified Parties”) harmless for, from and against, any and all claims, damages, judgments, suits, causes of action, losses, liens, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence at the Premises caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors and not covered by insurance carried or required to be carried by Landlord or Tenant hereunder, and/or (b) any default by Landlord of any obligations on Landlord’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Landlord is a party or by which it is bound, materially and adversely affecting Tenant’s rights under this Lease or in the Premises. In case any action or proceeding is brought against Tenant or any Tenant Indemnified Parties by reason of any such Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld or delayed.
     17.4. Survival; No Release of Insurers. Tenant’s indemnification obligation under Section 17.2, and Landlord’s indemnification obligation under Section 17.3, shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 17.1 and 17.2 above, and Landlord’s covenants, agreements and indemnification in Section 17.3, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant or Landlord, pursuant to the provisions of this Lease.
18. DAMAGE OR DESTRUCTION.
     18.1. Landlord’s Rights and Obligations. In the event the Premises are damaged by fire or other casualty to an extent not exceeding fifty percent (50%) of the full replacement cost thereof, and Landlord’s contractor estimates in a writing delivered to the parties that the damage thereto is such that the Premises may be repaired, reconstructed or restored to substantially its condition existing immediately prior to commencement of the Early Access Period within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Premises to such condition existing immediately prior to the Early Access Period (excluding any Tenant Improvements and Tenant Changes), and this Lease shall continue in full force and effect. If, however, the Premises are damaged to an extent exceeding fifty percent (50%) of the full replacement cost thereof, and Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred eighty (180) days to complete, or Landlord will not receive insurance proceeds (other than as a result of Landlord’s failure to obtain and maintain insurance for the full replacement cost of the Common Area and Building that Landlord is required to insure pursuant to Section 21 hereof) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:
     (a) repair, reconstruct and restore the portion of the Premises damaged by such casualty to the condition existing immediately prior to the commencement of the Early Access Period, in which case this Lease shall continue in full force and effect; or

     (b) terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.
     Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the earlier of forty-five (45) days after the occurrence of such casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor.
     18.2. Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately notify Landlord thereof. In the absence of termination of this Lease as expressly provided by Sections 18.1, 18.4 or 18.5, Tenant shall at its expense commence and proceed diligently with the work of repair, reconstruction and restoration of the Tenant Improvements and Tenant Changes existing immediately prior to the damage, or such portion thereof, as Tenant, in Tenant’s sole discretion, deems necessary to continue the operation of its business in the Premises. In the event of termination of this Lease pursuant to Sections 18.1, 18.4 or 18.5 (and the termination pursuant to Sections 18.4 or 18.5 involved damage to the Tenant Improvements or Tenant Changes), all insurance proceeds received with respect to the Tenant Improvements and Tenant Changes from any insurance policies maintained by Tenant shall be and remain the property of Tenant and shall be paid to Tenant, except that Tenant shall pay (or cause the insurance company to pay) the sum of $475,000 from the first disbursement(s) of such insurance proceeds, and Tenant hereby assigns to Landlord all rights to receive such amount of Tenant’s insurance proceeds in respect of the Tenant Improvement Allowance paid by Landlord. If Tenant fails to maintain the insurance Tenant is required to maintain under this Lease or Tenant fails to receive sufficient insurance proceeds to cover the cost of repair, reconstruction or restoration of the Tenant Improvements, Tenant shall be deemed to have self-insured such sum of $475,000, which sum shall (up to the lesser of the cost of repairing, reconstructing or restoring the damage to the Tenant improvements or $475,000) be payable by Tenant to Landlord on the date of termination under Sections 18.1, 18.4 or 18.5.
     18.3. Abatement of Rent. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the Monthly Base Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the act, omission or conduct of Tenant or any Tenant’s Parties, there shall be no abatement of Monthly Base Rent with respect to any amount that is not covered by the proceeds from rental loss insurance. Except for abatement of Monthly Base Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.
     18.4. Damage to the Project. If there is a total destruction of the Project or a partial destruction of the Project, the cost of restoration of which would exceed fifty percent (50%) of the then replacement value of the Project, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, and Landlord’s contractor reasonably estimates in a writing delivered to the parties that the damage to the Project is such that it will require longer than one hundred eighty (180) days to repair, reconstruct and restore the Project to substantially its condition immediately prior to the commencement of the Early Access Period, Landlord or Tenant may, within a period of forty five (45) days after the occurrence of such destruction, terminate this Lease by giving the other party one hundred eighty (180) days prior written notice of termination, in which event this Lease shall cease and terminate as of the end of such 180-day period or on such earlier date as the parties may mutually agree.
     18.5. Damage Near End of Term. In addition to its termination rights in Sections 18.1 and 18.4 above, Landlord shall have the right to terminate this Lease (upon notice as provided below in this Section 18.5) if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord’s contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty; provided, however, that any termination by Landlord under this Section 18.5 shall be ineffective if, within thirty (30) days of Landlord’s notice of termination, Tenant irrevocably commits to extend the Term for a minimum of five (5) additional years pursuant to the terms of an extension option under Section 2.3.1 of this Lease (if available) or otherwise on terms acceptable to Landlord if no such extension option is available. Landlord may exercise the right to terminate the Lease under this Section 18.5 by giving notice to Tenant as follows: (i) one hundred eighty (180) days prior written notice to Tenant if the damage does not materially affect the Premises or Tenant’s ability to conduct its business therein, or (ii) forty five (45) days prior written notice to Tenant if the damage materially affects Tenant’s ability to conduct its business in the Premises. Upon Landlord’s notice of termination under this Section 18.5 and in the absence of Tenant making such termination ineffective as provided above, Landlord shall have no obligation to repair, reconstruct or restore any damage to the Building or Premises.
     18.6. Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, to the extent allowed by law, the parties hereby waive the provisions of any present or future statutes permitting the parties to terminate this Lease as a result of any damage or destruction.
19. EMINENT DOMAIN.
     19.1. Substantial Taking. Subject to the provisions of Section 19.4 below, in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, as reasonably determined by Landlord or Tenant, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.
     19.2. Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with Tenant’s use and occupancy of the Premises and the conduct of Tenant’s business, then neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and Monthly Base Rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.
     19.3. Condemnation Award. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property, and the unamortized costs of leasehold improvements paid for by Tenant (excluding the unamortized portion of the Tenant Improvement Allowance), within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking. Each party shall seek its own award, as provided above, at its own expense, and neither party shall have any right to the award made to the other.
     19.4. Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, to the extent allowed by law, the parties waive the provisions of any present or future statutes permitting the parties to terminate this Lease as a result of a taking.
20. TENANT’S INSURANCE.
     20.1. Types of Insurance. On or before the earlier of the Commencement Date or the date Landlord delivers possession of the Premises to Tenant, and continuing thereafter until the expiration of the Term, Tenant shall obtain and keep in full force and effect the following insurance:
     (a) Special Form (fka All Risk) insurance, including fire and extended coverage, sprinkler leakage, vandalism, and malicious mischief upon property of every description and kind owned by Tenant and located in or on the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and the Tenant Improvements and any Tenant Changes, in an amount not less then the full replacement cost thereof.

     (b) Commercial general liability insurance coverage, on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned automobile liability, with a general aggregate of not less than Three Million Dollars ($3,000,000) and with “umbrella” or “excess liability” coverage of not less than Five Million Dollars ($5,000,000). The limits of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord based on the limits that a prudent owner of a similar business in Multnomah County, Oregon would require.
     (c) Worker’s compensation and employer’s liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.
     (d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.
     (e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.
     20.2. Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are approved by Landlord and/or Landlord’s mortgagees and are authorized to do business in the State of Oregon and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of additional insureds shall be primary, and any insurance carried by the additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; (g) require the insurer to notify Landlord and the other additional insureds in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof and (j) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment. Tenant agrees to deliver to Landlord, in no event later than the earlier of (i) the Commencement Date or (ii) the date Tenant makes possession of all or any part of the Premises available to Tenant, certified copies of each such insurance policy or certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Section 20. Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.
     20.3. Effect on Insurance. Tenant shall not do or permit to be done anything which will violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder. If Tenant’s occupancy or conduct of its business in, on or about the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.
21. LANDLORD’S INSURANCE. During the Term, Landlord shall maintain in full force and effect a policy of property insurance that insures the Common Area improvements, the Building and the Premises (excluding, however, Tenant’s furniture, equipment and other personal property and the Tenant Improvements and any Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, building ordinance coverage, rental loss coverage equal to full rental value for a period of 12 months, earthquake damage coverage (at Landlord’s option), and such additional coverages (including insurance for the Tenant Improvements and Tenant Changes) as Landlord reasonably deems appropriate and may be carried by a prudent owner of a similar building in Multnomah County, State of Oregon. The amount of such insurance must be equal to the full insurable replacement cost of the Common Area improvements and the Building shell, foundation, roof, systems, loading docks and doors (excluding Tenant Improvements and Tenant Changes), or the amount required by any lender, but in no event more than the commercially reasonable and available insurable value thereof. During the Term, Landlord shall also maintain in full force and effect a policy of commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as may be carried by a prudent owner of a similar building in Multnomah County, State of Oregon, insuring Landlord’s activities with respect to the Premises, the Common Areas and Project for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, Common Areas or Project. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees of Landlord may reasonably determine is advisable and may be carried by a prudent owner of a similar building in Multnomah County, State of Oregon. In addition, Landlord shall carry such other insurance as may be required by its lender holding a mortgage or trust deed lien on the Project. The cost of insurance obtained by Landlord pursuant to this Section 21 (including deductibles) shall be included in Operating Expenses. Each policy required to be carried by Landlord hereunder shall (a) be issued by insurers which are rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best’s Key Rating Guide, (b) have reasonable deductible amounts that may be carried by a prudent owner of a similar building in Multnomah County, Oregon, and (c) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below. Landlord shall deliver to Tenant, upon request, proof of the existence of each policy required to be carried by Landlord hereunder.
22. WAIVERS OF SUBROGATION.
     22.1. Mutual Waiver of Parties. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) occurrences insured against under any insurance policy (other than commercial general liability insurance) carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) occurrences which would have been covered under any insurance (other than commercial general liability insurance) required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.
     22.2. Waiver of Insurers. Each party shall cause each insurance policy (other than commercial general liability insurance) required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain any such insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23. TENANT’S DEFAULT AND LANDLORD’S REMEDIES.
     23.1. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant (sometimes referred to herein as an “Event of Default”):
     (a) the abandonment of the Premises by Tenant. “Abandonment” is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while in default of any other provision of this Lease;
     (b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder within five (5) days after written notice from Landlord; provided, however, that Landlord will not be required to provide such notice more than once in any calendar year. Thereafter, failure of Tenant to make any payment required to be made hereunder by the due date will be deemed an automatic Event of Default for which no additional notice or cure period need be granted;
     (c) the failure by Tenant to observe or perform any obligation, covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that it may be cured but more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of receipt of such notice from Landlord;
     (d) (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;
     (e) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect;
     (f) Tenant or any guarantor hereof shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; and
     (g) any default by Tenant under the Parking Lot Lease.
     23.2. Landlord’s Remedies; Termination. Upon any Event of Default, in addition to any other rights and remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
     (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
     (b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

     (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
     (d) all other sums, expenses and damages suffered or incurred by Landlord arising from or related to the Event of Default and any other amount that Landlord is entitled to recover under applicable law, including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; unamortized brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.
     As used in Sections 23.2(a) and 23.2(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in Section 23.6. As used in Section 23.2(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
     23.3. Landlord’s Remedies; Re-Entry Rights. Upon any Event of Default, in addition to any other rights and remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.
     23.4. Landlord’s Remedies; Continuation of Lease. Upon any Event of Default, in addition to any other rights and remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to sue periodically to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.
     23.5. Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. Upon any Event of Default, in addition to all other rights and remedies available to Landlord under this Lease, at law or in equity, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.
     23.6. Interest. If any payment of Monthly Base Rent or Tenant’s Monthly Operating Expense Charge, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease. As used in this Lease, the term “Interest Rate” shall mean the lesser of: (a) the prime rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in Oregon, as its “prime rate” or “reference rate”, plus one percent (1%) per annum; or (b) the maximum rate permitted by law.
     23.7. Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law and/or in equity now or hereafter in effect.
     23.8. Security Interest. [Intentionally omitted.]
     23.9. Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.
     23.10. Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.
     23.11. Costs Upon Default. Tenant shall pay to Landlord and its mortgagees, as additional rent, all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses.
24. LANDLORD’S DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that it may be cured but more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion, which completion shall occur not later than sixty (60) days from the date of receipt of such notice from Tenant. Upon any such uncured default by Landlord and the expiration of the notice and cure period, Tenant may exercise any of its rights provided in law or at equity; provided, however in no event shall Landlord be liable for consequential damages or loss of business profits. A default by Landlord under the Parking Lot Lease shall constitute a default by Landlord under this Lease and, in the event of a termination of the Parking Lot Lease due to Landlord’s default thereunder, this Lease shall likewise terminate at the same time.
25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or the Project, this Lease shall be subject and subordinate at all times to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof); provided, that Tenant shall have the right to the continued quiet enjoyment of the Premises so long as Tenant is not in breach or default of its obligations under this Lease, and provided further that this Lease shall only be subordinate to any future mortgage or deed of trust if the holder of such mortgage or deed of trust executes a non-disturbance agreement, reasonably satisfactory to Tenant, by which the holder of such mortgage or deed of trust recognizes Tenant’s rights under this Lease and agrees that so long as Tenant performs its obligations under this Lease no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of such mortgage or deed of trust, or other steps or procedures taken by the holder of the mortgage or deed of trust, shall affect Tenant’s rights under this Lease. Notwithstanding the foregoing, Landlord or such mortgagee or beneficiary shall have the right to subordinate or cause to be subordinated any mortgages or deeds of trust to this Lease. In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor, provided such successor in interest delivers to Tenant a written agreement recognizing Tenant’s interest in this Lease and Tenant’s right to continued quiet enjoyment of the Premises so long as Tenant is not in breach or default of its obligations under this Lease. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord and in the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed of trust or Tenant’s agreement to attorn. Should Tenant fail to sign and return any such documents within said ten (10) day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 23.1 above.
26. ESTOPPEL CERTIFICATE.
     26.1. Tenant’s Obligations. Within ten (10) days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit “D” attached hereto, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Project, as well as their assignees.
     26.2. Tenant’s Failure to Deliver. Tenant’s failure to deliver such estoppel certificate within such time shall constitute a default hereunder without the applicability of the notice and cure periods specified in Section 23.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance (other than Tenant’s failure to deliver the estoppel certificate); and (c) not more than one (1) month’s rental has been paid in advance.
27. BUILDING PLANNING. [Intentionally omitted.]
28. MODIFICATION AND CURE RIGHTS OF LANDLORD’S MORTGAGEES AND LESSORS.
     28.1. Modifications. If, in connection with Landlord’s obtaining or entering into any financing for any portion of the Building or the Project, the lender shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder and Landlord pays all reasonable attorney fees incurred by Tenant in reviewing such amendment.
     28.2. Cure Rights. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).
29. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.
30. TRANSFER OF LANDLORD’S INTEREST. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to the Project. In the event of any transfer or conveyance of any such title (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease that arise after the date of transfer, so long as the transferee assumes such covenants and obligations for the period on and after the date of transfer. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Project, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.
31. LIMITATION OF LIABILITY.
     31.1. Limitation On Landlord’s Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual members, partners, directors, officers or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual members, partners, directors, officers or shareholders of Landlord or Landlord’s partners, or any of their personal assets for satisfaction of any liability with respect to this Lease.
     31.2. Limitation On Tenant’s Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Tenant under this Lease (including any actual or alleged breach or default by Tenant) do not constitute personal obligations of the individual directors, officers or shareholders of Tenant, and Landlord shall not seek recourse against the individual directors, officers or shareholders of Tenant, or any of their personal assets for satisfaction of any liability with respect to this Lease.
32. MISCELLANEOUS.
     32.1. Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State of Oregon.
     32.2. Successors and Assigns. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.
     32.3. No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.
     32.4. Professional Fees. If either Landlord or Tenant should bring suit or arbitration against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, or appear or participate in any bankruptcy, administrative or other proceeding with respect to this Lease, then all costs and expenses incurred by the prevailing party (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, in addition to all other sums provided by law. Any provision in this Lease allowing the recovery of attorneys’ fees and costs shall include any such costs and fees incurred at trial, on appeal or petition for review, and in any bankruptcy or other proceeding.
     32.5. Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

     32.6. Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. Similarly, this Lease shall be interpreted without regard to which party drafted all or any part of it.
     32.7. Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business” days.
     32.8. Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose, excluding the letter of reimbursement dated December 1, 2009 between Landlord and Tenant (the “Reimbursement Letter”) and the Parking Lot Lease, each of which shall remain in full force and effect in accordance with their terms. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein, excluding the Reimbursement Letter.
     32.9. Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant’s obligation to pay Monthly Base Rent, Tenant’s Share of Operating Expenses and other additional rent under this Lease) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.
     32.10. Recording. At the request of either party, the parties shall execute and record a memorandum of this Lease in mutually acceptable form.
     32.11. Exhibits. All Exhibits attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.
     32.12. Time of Essence. Time is of the essence of this Lease and each of its provisions.
     32.13. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.
     32.14. Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term, Tenant shall deliver to Landlord a current financial statement of Tenant. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer of Tenant (if Tenant is a corporation or limited liability company) or a general partner of Tenant (if Tenant is a partnership). This Section 32.14 shall not apply so long as the stock of Tenant is publicly traded on a national exchange and its financial statements are readily available to the public.
     32.15. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.
     32.16. Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other causes not within the reasonable control of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delays”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.16 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, Tenant’s Share of Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.
     32.17. Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.
     32.18. Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or to the extent such disclosure is required by law or by rules and regulations of the Securities and Exchange Commission applicable to Tenant as a public company.
     32.19. Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.
     32.20. Tenant’s Authority. If Tenant executes this Lease as a limited liability company, partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the Tenant’s operating agreement (if Tenant is a limited liability company), Tenant’s partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant’s board of directors and the Tenant’s by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant’s execution and delivery of this Lease to Landlord and/or at any time during the Lease Term within ten (10) days of Landlord’s request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing Tenant’s representations and warranties hereunder.
     32.21. Landlord’s Authority. Landlord and the persons and/or entities executing this Lease on behalf of Landlord represent and warrant that: (a) Landlord is a duly organized and validly existing limited liability company under the laws of the State of Delaware, and is qualified to do business in Oregon; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Landlord’s behalf in accordance with Landlord’s operating agreement; and (c) this Lease is binding upon Landlord in accordance with its terms. Concurrently with Landlord’s execution and delivery of this Lease to Tenant and/or at any time during the Lease Term within ten (10) days of Tenant’s request, Landlord shall provide to Tenant a copy of any documents reasonably requested by Tenant evidencing Landlord’s representations and warranties hereunder.
     32.22. Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.
     32.23. Guaranty. [Intentionally omitted.]
     32.24. No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.
     32.25. Building Name and Signage. Landlord shall have the right at any time to designate and/or change the name and/or address of the Project, the Building and/or any other building in the Project, and to install, affix and maintain any and all signs on the exterior and on the interior of the Project, the Building and/or any other building in the Project, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project, the Building or any other building in the Project, or use pictures or illustrations of the Project, the Building or any other building in the Project, in advertising or other publicity, without the prior written consent of Landlord.
     32.26. Landlord’s Title; Air Rights. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
33. ARBITRATION. All disputes, differences or questions arising out of or relating to this Lease, or the validity, interpretation, breach, termination, or subject matter thereof, shall be resolved by binding arbitration in accordance with the following provisions: (a) the arbitration shall be administered by, and conducted in accordance with, the then-current rules of the Arbitration Service of Portland, Inc.; (b) judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter of the controversy, and the resolution of the disputed matter as determined by the arbitrator shall be final and binding on the parties; (c) the arbitration shall be conducted in Portland, Oregon and the parties irrevocably waive any objection to venue of the arbitration in Portland, Oregon, and any claim that the arbitration has been brought in an inconvenient forum; (d) a party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the establishment of the arbitration (or pending the arbitrator’s determination of the merits of the dispute, controversy, or claim); (e) the arbitrator shall have authority to issue preliminary and other equitable relief; (f) discovery proceedings of the type provided by the Oregon Rules of Civil Procedure shall be permitted both in advance of and during recesses of the arbitration hearings, and any dispute relating to such discovery shall be resolved by the arbitrator; and (g) the prevailing party in the arbitration shall be entitled to recover reasonable costs and attorney fees as fixed by the arbitrator.
34. CONDITIONS SUBSEQUENT. The parties’ obligations under this Lease are subject to, and contingent upon, the satisfaction of the conditions subsequent set forth in Exhibit B to the Parking Lot Lease. If the Parking Lot Lease is terminated pursuant to Exhibit B thereof, this Lease shall likewise simultaneously terminate.
35. PARKING LOT LEASE. The parties intend that the Parking Lot Lease be signed simultaneous with this Lease. Accordingly, the effectiveness of this Lease is conditioned upon the execution and delivery of the Parking Lot Lease by both Tenant and Landlord.
[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

“LANDLORD”	DP Partners Portland I, LLC,
a Delaware limited liability company

	By:	Dermody Properties, LLC,
a Delaware limited liability company
	Its:	Managing Member

	By:	/s/ Michael C. Dermody, President Michael C. Dermody, President

	By:	/s/ John Atwell, Chief Operating Officer John Atwell, Chief Operating Officer

	By:	/s/ Kirk L. Olsen, Partner – Northwest Region Kirk L. Olsen, Partner – Northwest Region

“TENANT”	LaCrosse Footwear, Inc.,
a Wisconsin corporation

	By:	/s/ Joseph P. Schneider

	Name:	Joseph P. Schneider
	Title:	President and CEO

Danner, Inc.,
a Wisconsin corporation

	By:	/s/ Joseph P. Schneider

	Name:	Joseph P. Schneider
	Title:	President and CEO

EXHIBIT “A”
PROJECT SITE PLAN

Project

Logisticourt at Portal Way

135'
50'
Building
264,984 SF
Premises
58,788 SF
NE 185TH AVENUE
NE PORTAL WAY

EXHIBIT “A”

EXHIBIT “B”
WORK LETTER AGREEMENT
     This Work Letter Agreement (“Work Letter Agreement”) shall set forth the terms and conditions relating to the construction of the Premises. All references in this Work Letter Agreement to “the Lease” shall mean the relevant portions of the Lease to which this Work Letter Agreement is attached as Exhibit “B”.
SECTION 1
BASE, SHELL AND CORE
     Landlord has constructed the base, shell and core of the Premises and the Building (collectively, the “Base, Shell and Core”), and Tenant shall accept the Base, Shell and Core and the Premises in their current “As-Is” condition existing as of the date of the Lease and the Commencement Date; provided, however, that Landlord shall make commercially reasonable efforts to extend to Tenant the benefits of all warranties for mechanical and operational systems within the Premises and for the roof of the Building. At its sole expense (subject to the Tenant Improvement Allowance as provided herein), Tenant shall install in the Premises (and, as provided in Section 2.3 below, in the Project Common Areas outside the Building) certain “Tenant Improvements” (as defined below) pursuant to the provisions of this Work Letter Agreement. Except for Landlord’s obligation to disburse the Tenant Improvement Allowance as described below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project.
SECTION 2
TENANT IMPROVEMENTS
     2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance in the amount of up to, but not exceeding Four Hundred Seventy-Five Thousand and No/100 Dollars ($475,000.00) (the “Tenant Improvement Allowance”), for the Tenant Improvement Allowance Items (defined in Section 2.2.1 below) that are part of Tenant’s initial improvements to the Premises (all of such Tenant’s initial improvements, and Tenant’s improvements, as provided in Section 2.3 below, to the Project Common Areas outside the Building, are referred to herein as the “Tenant Improvements”); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is six (6) months after the Commencement Date. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).
     2.2 Disbursement of the Tenant Improvement Allowance.
          2.2.1 Tenant Improvement Allowance Items. The Tenant Improvement Allowance shall be disbursed by Landlord only for the Contractor’s hard costs, fees and general conditions, testing and inspection costs, for approximately 8,000 square feet of office and production support area, dock equipment and electrical improvements (collectively, the “Tenant Improvement Allowance Items”).
          2.2.2 Disbursement of Tenant Improvement Allowance. Subject to Section 2.1 above, during the construction of the Tenant Improvements, Landlord shall make single monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:
               2.2.2.1 Monthly Disbursements. Subject to the Disbursement Conditions (defined in Section 2.2.2.2 below), Landlord shall disburse a portion of the Tenant Improvement Allowance once each month in an amount representing fifty percent (50%) of the costs of the Tenant Improvement Allowance Items incurred by Tenant and constructed in the Premises, up to the maximum Tenant Improvement Allowance.
EXHIBIT “B”

               2.2.2.2 Disbursement Conditions. With respect to each disbursement of the Tenant Improvement Allowance, all of the following conditions (the “Disbursement Conditions”) must be satisfied prior to each such disbursement: (i) Tenant shall submit to Landlord a written request for disbursement signed by Tenant; (ii) Tenant shall deliver to Landlord copies of (A) the request for payment of the Contractor, approved by Tenant, detailing the portion of the work completed, (B) executed construction lien releases from all of Tenant’s Agents with respect to all labor, services, equipment or materials provided as of the date of the disbursement request, and (C) any other information reasonably requested by Landlord; (iv) all work covered by the disbursement request has been completed in accordance with the Approved Working Drawings, as that term is defined in Section 3.4 below, and applicable laws and permits; and (v) there is no breach or default under this Lease by Tenant.
               2.2.2.3 Disbursement Payment. On or before the tenth (10th) business day following the disbursement request, Landlord shall deliver a check to Tenant payable to Tenant or, at Landlord’s option, made jointly payable to Contractor and Tenant, in payment of the lesser of (A) the amounts so requested by Tenant, subject to the terms of this Section 2.2.2, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance; provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
     2.3 Exterior Improvements. Landlord acknowledges that Tenant wishes to construct the following improvements within the Project Common Area adjacent to the Premises as part of the Tenant Improvements (collectively, the “Exterior Improvements”): (i) those exterior improvements as generally shown on the Construction Drawings (defined below) for same attached hereto as Exhibit B-1, and (ii) an electrical transformer box located on the east side of the Building adjacent to the Premises. Landlord hereby approves the Construction Drawings in Exhibit B-1, subject to the requirements of applicable law and this Work Letter Agreement (including Landlord’s approval of the final plans and specifications for such Exterior Improvements, which approval will not be unreasonably withheld or delayed but will take into consideration the location, design and other aspects of the improvements to ensure they are compatible with the architectural character, design and function of the Project). Tenant shall pay all costs and expenses of such Exterior Improvements, and shall maintain them in neat, clean and orderly condition, free of any trash or debris. Notwithstanding anything expressed or implied in this Lease to the contrary, Landlord agrees that Tenant shall have the exclusive right to use the Project Common Area occupied by such Exterior Improvements during the term of this Lease. Any reference in this Lease to “Tenant Improvements” shall include such Exterior Improvements.
SECTION 3
CONSTRUCTION DRAWINGS
     3.1 Selection of Architect/Construction Drawings. Tenant shall retain Group MacKenzie (i) as architect/space planner (the “Architect”) to prepare the Construction Drawings, and (ii) as engineer (“Engineer”) to prepare and oversee all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises; except that Tenant may use another architect/space planner and/or engineer approved by Landlord, which approval will not be unreasonably withheld or delayed, for a portion of such tasks (and the references herein to Architect or Engineer shall mean Group MacKenzie or such other approved professional, as applicable). The plans and drawings to be prepared by the Architect and the Engineer hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Landlord acknowledges that the Construction Drawings will include substantial electrical and mechanical improvements necessary for Tenant’s intended manufacturing use of the Premises. If Landlord disapproves of the Construction Drawings, or any portion thereof, Landlord shall promptly notify Tenant thereof and of the revisions which Landlord reasonably requires in order to obtain Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to
EXHIBIT “B”

Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.
     3.2 Final Working Drawings. Tenant shall cause the Architect and the Engineer to complete the architectural and engineering drawings for the Tenant Improvements, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Tenant shall supply Landlord with one (1) electronic copy or two (2) hard copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.
     3.3 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.
SECTION 4
CONSTRUCTION OF THE TENANT IMPROVEMENTS
     4.1 Tenant’s Selection of Contractor and Tenant’s Agents.
          4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. The general contractor shall be Perlo McCormack Pacific or other contractor approved by Landlord (“Contractor”), which approval will not be unreasonably withheld or delayed.
          4.1.2 Tenant’s Agents. The Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant (collectively, “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant and Contractor must contract with Landlord’s base building subcontractors for any life safety, structural, and roof work in or on the Premises or Building.
     4.2 Construction of Tenant Improvements by Tenant’s Agents.
          4.2.1 Construction Contract. At least ten (10) days prior to commencement of construction, Tenant shall deliver to Landlord a complete copy of the final executed construction contract and general conditions with Contractor together with all plans and specifications referenced therein (the “Contract”).
          4.2.2 Tenant’s Agents.
               4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators (if any), storage of materials, coordination of work with the activities of
EXHIBIT “B”

Landlord or other tenants, and any other matter in connection with this Work Letter Agreement, including, without limitation, the construction of the Tenant Improvements.
               4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, liens, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, liens, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.
               4.2.2.3 Insurance Requirements.
                    4.2.2.3.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.
                    4.2.2.3.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
                    4.2.2.3.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds all mortgagees and trust deed beneficiaries of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Work Letter Agreement.
          4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.
          4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall promptly notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the
EXHIBIT “B”

Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, after giving Tenant notice and a reasonable opportunity to correct any such defect, deviation or matter, take such action as Landlord deems reasonably necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.
     4.3 Notice of Completion; Copy of “As Built” Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.
     4.4 Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Work Letter Agreement, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.
SECTION 5
MISCELLANEOUS
     5.1 Tenant’s Representative. Tenant has designated Ross Vonhoff as its sole representative with respect to the matters set forth in this Work Letter Agreement, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.
     5.2 Landlord’s Representative. Landlord has designated Kirk Olsen as its sole representative with respect to the matters set forth in this Work Letter Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.
     5.3 Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
     5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section 23 of the Lease or any default by Tenant under this Work Letter Agreement has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Commencement Date, for any reason due to a default by Tenant as described in Section 23 of the Lease or under this Work Letter Agreement, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as additional rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not
EXHIBIT “B”

reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.
EXHIBIT “B”

EXHIBIT “B-1"
[SEE NEXT THREE PAGES]
EXHIBIT “B-1”

EXHIBIT “B-1”

10'-0"
CONCRETE FINISH WALLS
PROPOSED PICNIC AREA
TRASH RECYCLING
GLUE STORAGE
DUST COLLECTION
EXISTING DOORS
10x12 OHD
1
5
6
18'-0"
LANDSCAPING
EXISTING GRADE DOOR
EXISTING GRADE ACCESS RAMP
CONCRETE FINISH WALLS, PAINTED TO MATCH EXISTING BUILDING
COMPACTORS

NORTH ELEVATION

A
A3.1
1/8"=1'-0"

GROUP MACKENZIE

CLIENT:
LACROSSE FOOTWEAR, INC

Danner SINCE 1932

PROJECT:
DANNER MANUFACTURING FACILITY

SHEET TITLE:
NORTH ELEVATION

DATE: 01.28.2010
DRAWN BY: TLP
CHECKED BY: DEP

SHEET:
A3.1

JOB NO:
2090292.00

PRELIMINARY ONLY

EXHIBIT “B-1”

EXISTING
BUILDING
PICNIC
AREA
CONCRETE
FINISH WALLS
EXISTING
PARKING
AREA

A
A3.2

EAST ELEVATION

1/8"=1'-0"

PICNIC
AREA
CONCRETE
FINISH WALLS
EXISTING GRADE
ACCESS RAMP
EXISTING
BUILDING

B
A3.2

WEST ELEVATION

1/8"=1'-0"

GROUP MACKENZIE

Civil Engineering
Structural Engineering
Transportation Planning
Landscape Architecture

Architecture
Interior Design
Land Use Planning

Portland OR 503.224.9560
Vancouver WA 360.695.7879
Seattle WA 206.749.9993

CLIENT:
LACROSSE FOOTWEAR, INC

Danner SINCE 1932

PROJECT:
DANNER MANUFACTURING FACILITY

SHEET TITLE:
EAST AND SOUTH ELEVATION

DATE: 01.28.2010
DRAWN BY: TLP
CHECKED BY: DEP

SHEET:
A3.2

JOB NO:
2090292.00

PRELIMINARY ONLY

EXHIBIT “B-1”

EXHIBIT “C”
RULES AND REGULATIONS
1. Except as otherwise provided in Tenant’s Lease, no sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building (excluding inside the Premises and not visible from the exterior) or in any part of the Common Area without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold or delay. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably acceptable to Landlord, using materials and in a style and format consistent with Landlord’s Building-standard signage criteria set forth in Exhibit “G”.
2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, in Landlord’s sole discretion. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right to install security cameras on the exterior walls of the Premises, subject to Landlord’s review and reasonable approval of the location and construction details of such cameras and their associated improvements.
3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, or loading docks of the Building. Neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold or delay. Notwithstanding the foregoing, Tenant shall have the right to use the roof, immediately above the Premises, for wireless network equipment and HVAC equipment and the right to access and go upon the roof, as necessary, for installing and maintaining such equipment, provided that Landlord and Tenant first enter into a mutually acceptable roof access and improvements agreement.
4. Unless expressly set forth to the contrary in Tenant’s Lease, Tenant shall have no right or entitlement to the display of Tenant’s name or logo on any Project sign, monument sign or pylon sign.
5. All cleaning and janitorial services for the Premises shall be provided, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors in accordance with the provisions of Tenant’s Lease. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.
6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant.
7. Electric wires, telephones, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord, which approval Landlord will not unreasonably withhold or delay. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord, which approval Landlord will not unreasonably withhold or delay. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant’s own expense.
8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary to conduct the Permitted Uses under Tenant’s Lease, including without limitation the operation or maintenance of office equipment, subject to any express provisions of Tenant’s Lease to the contrary. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner reasonably offensive or reasonably objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.
9. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, unless otherwise needed for Tenant’s business and, except with regard to Tenant’s
EXHIBIT “C”

computers and other equipment, if any, which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.
10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.
11. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.
12. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building, provided, however, Tenant shall have the right to place equipment for a wireless network on the roof, provided that Landlord and Tenant first enter into a mutually acceptable roof access and improvements agreement. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.
13. Except as expressly permitted in Tenant’s Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.
14. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Common Area and other portions of the Project are expressly prohibited, and each tenant shall cooperate to prevent same.
15. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.
16. Tenant shall store all its trash and garbage within its Premises or in designated trash containers or enclosures within the Project. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.
17. The Premises shall not be used for lodging.
18. Tenant agrees that it shall comply with all reasonable fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible principal or employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.
19. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.
20. The requirements of Tenant will be attended to only upon the appropriate application or notice to Landlord or Landlord’s designated representative by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
21. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.
EXHIBIT “C”

22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project.
23. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional reasonable rules and regulations which are adopted by Landlord and furnished to Tenant.
24. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.
PARKING RULES AND REGULATIONS
In addition to the foregoing rules and regulations and the parking provisions contained in the Lease to which this Exhibit “C” is attached, the following rules and regulations shall apply with respect to the use of the Parking Facilities.
1.	Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2.	Tenant and its employees shall only park in parking areas designated by Landlord. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3.	No overnight or extended term storage of vehicles shall be permitted.

4.	Vehicles must be parked entirely within painted stall lines of a single parking stall.

5.	All directional signs and arrows must be observed.

6.	The speed limit within all parking areas shall be five (5) miles per hour.

7.	Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.

8.	Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

9.	Landlord may refuse to permit any person who violates these rules to park in the parking areas, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.
EXHIBIT “C”

EXHIBIT “D”
SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to                     , a                      (“Landlord”), and                     , as follows:
1. Attached hereto is a true, correct and complete copy of that certain Lease dated                     , 200___between Landlord and Tenant (the “Lease”), which demises Premises which are located at                                          . The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.
2. The term of the Lease commenced on                     , 200___.
3. The term of the Lease is currently scheduled to expire on                     , 200___.
4. Tenant has no option to renew or extend the Term of the Lease except:                     .
5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Project upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:                     .
6. The Lease has: (Initial One)
6.1	( ) not been amended, modified, supplemented, extended, renewed or assigned.

6.2	( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: .
7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: .
8. The current Monthly Base Rent is $                    ; and current monthly parking charges are $                    .
9. Tenant’s Monthly Operating Expense Charge currently payable by Tenant is $                     per month.
10. The amount of security deposit (if any) is $                    . No other security deposits have been made.
11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.
12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.
13. As of the date hereof, there are, to Tenant’s actual knowledge, no defaults on the part of Landlord or Tenant under the Lease.
14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.
EXHIBIT “D”

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.
16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums on such insurance policies that are due and owing have been paid.
17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.
18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.
The foregoing certification is made with the knowledge that                      is about to [fund a loan to Landlord or purchase the Building from Landlord], and that                      is relying upon the representations herein made in [funding such loan or purchasing the Building].
Dated:                     , 200___.
“TENANT”

By:

Name:
Title:

By:

Name:
Title:
SAMPLE ONLY (NOT FOR EXECUTION)
EXHIBIT “D”

EXHIBIT “E”
TENANT ENVIRONMENTAL QUESTIONNAIRE
The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises. Prospective tenants should answer the questions in light of their proposed operations at the premises. Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.
Your cooperation in this matter is appreciated.
1.	GENERAL INFORMATION

Name of Responding Company: Lacrosse Footwear, Inc. .

Check the Applicable Status: Prospective Tenant ___X___ Existing Tenant

Mailing Address: 17634 NE Airport Way Portland, OR 97230

Contact Person and Title: David Carlson Executive Vice President, CFO

Telephone Number: (___503___) 262-0110

Address of Leased Premises: 18201 NE Portal Way Portland, OR 97230

Length of Lease Term: 5 years

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

Manufacturing of boots for the work and outdoor markets

2.	STORAGE OF HAZARDOUS MATERIALS

2.1	Will any hazardous materials be used or stored on-site?

Wastes Yes _X___ No ___

Chemical Products Yes _X___ No ___

2.2	Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad). See attached Hazardous Substance Information Survey
3.	STORAGE TANKS AND SUMPS
3.1	Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

Yes ___ No _X___
EXHIBIT “E”

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes ___ No _X___

If so, attach the results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes ___ No _X___

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes ___ No _X___

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

Yes ___ No _X___

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.
4.	SPILLS
4.1	During the past year, have any spills occurred at the premises?

Yes ___ No _X___

If yes, please describe the location of the spill.

4.2	Were any agencies notified in connection with such spills?

Yes ___ No _X___

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills?

Yes ___ No _X___
EXHIBIT “E”

Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.
5.	WASTE MANAGEMENT
5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes _X___ No ___

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes ___ No _X___

If so, attach a copy of the most recent report filed.

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.
a.	Solvent waste — flammable

b.	Used oil — combustible

(20 gallons per month)
5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

On-site treatment or recovery

Discharged to sewer

_X___ Transported and disposed of off-site Two times per year by Clean Harbors Environmental. Material is recycled and fuel blended.

Incinerator

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

Lary Drake

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

Yes ___ No _X___

If yes, please describe any existing or proposed treatment methods.

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.
6.	WASTEWATER TREATMENT/DISCHARGE
6.1	Do you discharge wastewater to:

storm drain? sewer? surface water? _X___ no industrial discharge
EXHIBIT “E”

6.2	Is your wastewater treated before discharge? Yes ___No _X___

If yes, describe the type of treatment conducted.

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.
7.	AIR DISCHARGES
7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes _X___ No ___ In-house vacuum system

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

Spray booth

Dip tank

Drying oven

Incinerator

Other (please describe)

___X___No equipment requiring air permits

7.3	Are air emissions from your operations monitored?

Yes ___ No _X___

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations at the premises.
8.	HAZARDOUS MATERIALS DISCLOSURES
8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes _X___ No ___

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes ___X___ No ___

If so, attach a copy of the business plan.
EXHIBIT “E”

8.3	Has your company adopted any voluntary environmental, health or safety program?

Yes ___ No ___X___

If so, attach a copy of the program. No formal program. We recycle paper, aluminum cans, and scrap aluminum.
9.	ENFORCEMENT ACTIONS, COMPLAINTS
9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes _X___ No ___

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

OSHA Citation — employee accident in 2009 with equipment; not a hazmat accident

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes ___ No _X___

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes ___ No _X___

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes ___ No _X___

If so, identify who conducted the audit and when it was conducted.

Tenant: LaCrosse Footwear

By: Claire McIntyre

Title: Director of Danner Manufacturing
Date: January 8,2010
EXHIBIT “E”

EXHIBIT “F”
MOVE-OUT STANDARDS
At the expiration of the term of this Lease, Tenant shall surrender the Premises in compliance with the terms of Tenant’s Lease, and deliver all keys to Landlord.
The Tenant shall surrender the Premises, at the time of the expiration of the Lease, in a condition that shall include, but is not limited to, addressing the following items:
1.	Lights: Office and warehouse lights will be fully operational with all bulbs functioning. Broken lenses and housings shall be replaced or repaired in a workmanlike manner.

2.	Dock Levelers & Roll Up Doors: Should be in good working condition, less normal wear & tear.
a.	Dock Leveler working condition: The leveler’s condition is such that, when actuated, whether manually or power-assisted, the leveler rises and the lip extends such that the lip is higher than the level of the floor of the trailer. The leveler then can be lowered, with the lip extended, down to the floor of the trailer. The leveler’s condition is such that it can carry its design load. When actuated to lift off of the trailer floor (for storage), the leveler rises, the lip falls, then the leveler drops such that the lip and leveler return to their storage position with the leveler’s decking level with the floor of the building. Repairs made to restore levelers to working condition shall be done in workmanlike manner.

b.	Dock Leveler normal wear & tear shall mean: worn or scratched paint; scuffs; surface oxidation; and other cosmetic damage. Hinges will not be broken or bent and will work properly. Welds are not broken or have been repaired properly. Toe-guards, if any, will function properly. No missing side-seals or brushes or dock bumpers. No deflection in the leveler decking such that a gap exists between the leveler decking and the bottom of the Roll Up Door. The leveler’s point of attachment to the floor is intact such that the angle-iron is not bent and the concrete is not spalled significantly.

c.	Roll Up Door working condition: The door’s condition is such that, when actuated, whether manually or power-assisted, the door rises to clear the door opening. When closed the door forms a weatherproof seal. The locking mechanism shall work normally.

d.	Roll Up Door wear & tear shall mean: worn or scratched paint; scuffs; small dents and other cosmetic damage. No broken or missing hinges, tracks, rollers, handles or windows. Weather seals shall form an effective barrier. No gap shall exist between the bottom of the door and the leveler.
3.	Dock Seals: Shall be in working condition, less normal wear and tear.
a.	Dock Seal working condition: The seal’s condition is such that it forms an effective weather seal along the sides and top of a trailer such that wind and rain are prevented from entering into the dock door opening and building.

b.	Dock Seal normal wear & tear shall mean: minor scratches, scuffs, and other cosmetic damage. Minor cuts and tears, less than 6” in length and that do not affect a proper seal from being formed around the trailer shall be considered normal wear & tear. Excessive wear & tear or damage is defined as damage that results in the improper functioning of the dock seal, such as: missing foam pads or curtains, unrepaired cuts and tears greater than 6” in length; broken side or top curtains, if any; broken mountings; missing pleats, if any; or broken frames, if any. Repair are to be made in a good workmanlike manner.
EXHIBIT “F”

4.	Warehouse Floor: Shall be broom clean and in normal working condition, less normal wear & tear.
a.	Working condition shall mean that the floor is usable for handling, storage and assembly of products without preventing efficient, safe and clean operations including safe walking conditions as well as unfettered operation of motorized lift equipment, racking, conveyors and other handling equipment designed for warehousing and distribution uses. The floor’s condition will not cause excessive tire wear or other damage to motorized equipment so long as that equipment is operated normally. The floor’s condition will not cause damage to product or packaging in the course of normal handling and storage. Normal wear & tear shall be defined as: minor scuffs and scratches less than 1/4” deep; minor surface spalling of less than 1/2” wide and 1/4” deep; minor floor joint spalling of less than 1/4” wide per edge (or 1/2” wide per joint); normal non-structural shrinkage cracking; and moderate staining. The floor’s condition will be smooth. Floor stripping shall be removed in a manner that leaves the stripped area nearly indistinguishable from other areas. No racking bolts or mounting hardware or other protrusions will be left in the floor, their holes repaired in accordance with American Concrete Institute (ACI). All repairs to the floor and floor joints are to be done in a workmanlike manner consistent with published guideline of the American Concrete Institute (ACI).

b.	Excessive wear & tear shall mean any damage to the floor that: (1) prevents normal, efficient or safe operations; or (2) is likely to produce damage to product or packaging in normal working conditions; or (3) is likely to produce damage or premature wear to material handling equipment. Examples of excessive wear & tear:
i.	* surface spalling or scratches greater than 1/2” wide and 1/4” deep;

ii.	* damaged floor joints where the damage results in a joint width, measured edge to edge, or more than 1/2” wide;

iii.	* the spalled or damaged surface area of structural cracks when those cracks were not reported to Landlord for prompt repair;

iv.	* improperly removed mounting hardware;

v.	* structurally-damaged areas resulting from excessive loads, improperly designed or mounted racking or handling equipment, or other Tenant abuse; or

vi.	* areas not repaired in accordance with ACI standards.
5.	Tenant-Installed Equipment & Wiring: Removed and space turned to original condition when originally leased (Remove air lines, junction boxes, conduit, etc.).

6.	Walls: Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7.	Roof: Any tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor.

8.	Signs: All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

9.	Overall Cleanliness: Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises.

10.	Upon Completion: Contact DP Partners (775) 858-8080 to coordinate date of turning off power, turning in keys, and obtaining final DP Partners inspection of premises which, in turn, will facilitate refund of security deposit.
EXHIBIT “F”

EXHIBIT “G”
SIGN CRITERIA
SECTION I: Purpose and Intent
The purpose of the DP Partners planned sign program is to provide minimum standards to safeguard life, health, property and the public welfare and to provide the means for adequate identification and advertisement of both the existing and future business by regulating and controlling the design, location, and maintenance of all signs.
The intent of this program is to assure compatibility of proposed signs with existing signs by providing tenants with individual identification while maintaining overall consistency. All existing and proposed signs must comply with the standards set forth in this planned sign program and applicable City codes.
SECTION II: General Sign Requirements
1.	Compliance Required

No person shall erect, re-erect, construct, enlarge, alter, repair, move, improve, remove, convert, or equip any sign or sign structure, or paint a new wall sign or cause or permit the same to be done, contrary to or in violation of any of the provisions of this planned sign program. Conformance will be strictly enforced and any installed non-conforming or unapproved signs must be brought into conformance at the expense of the Tenant.

2.	Sign Content

All signs shall be limited to Tenant’s trade name and/or logo or logo-type. Wording of signs shall not include the product sold except as part of the Tenant’s trade name or logo. Registered trademarks may be allowed subject to approval by Landlord.

3.	Administration
a.	Each tenant shall submit or cause to be submitted to the Landlord for approval prior to fabrication at least 3 copies of detailed sign drawings covering the location, size, layout mounting method, design, color, and materials of the proposed sign or signs.

b.	After the Landlord has approved the sign drawings, Tenant shall submit the plans to the City for approval. If any changes are made in the Landlord approved plans by the Planning Department Tenant shall re-submit revised plans to the Landlord for review and approval prior to fabrication and installation.

c.	All permits and fees for signs and their installation shall be obtained and paid for by the Tenant or its representative.

d.	Tenant shall be fully responsible for its sign and choice of sign contractor. Tenant’s sign contractor shall be licensed to work in the State of Oregon and the appropriate local jurisdiction and shall carry workers’ compensation and public liability insurance in the amount of $500,000.00 per occurrence against all damage suffered or done to any person and/or property while engaged in the construction or erection of signs.

e.	Tenant shall be responsible for the fulfillment of all requirements and specifications of this document and any appropriate City Code.

f.	All submittals should be addressed to your leasing agent: DP Partners Portland I, LLC
1001 SW Fifth Avenue, Suite 1100
Portland, OR 97204-1127
Attention: Kirk L. Olsen
4.	Prohibited Signs

The following signs shall not be permitted:
a.	Signs which incorporate in any manner any flashing, moving or intermittent lighting or which emit noise;
EXHIBIT “G”

EXHIBIT G
SIGN CRITERIA (continued)
b.	Signs which by color, wording, design, location, or illumination resemble or conflict with any traffic control device or with safe and efficient flow of traffic;

c.	Signs that create a safety hazard by obstructing clear view of pedestrian and vehicular traffic;

d.	Flags, banners and pennants when used for advertising purposes. National or state flags displayed in an appropriate manner shall not be prohibited;

e.	Signs projecting into the public right-of-way;

f.	Any proposed sign that would adversely affect conforming residential development or conforming tenant signing;

g.	Portable signs;

h.	Signs which project above a parapet or the highest point of a roof.
5.	Proper Maintenance Required

All signs, together with all of their supports, braces, guys and anchors, shall be properly maintained with respect to appearance, structural and electrical features. The display surfaces of all signs shall be kept neatly painted or posted at all times. All signs shall be subject to maintenance provisions as follows:
a.	All signs shall be refinished to remove rust or other corrosion due to the elements and any cracked or broken faces and malfunctioning lamps shall be replaced within thirty (30) days following notification by Landlord.

b.	Any location where business goods are no longer sold or produced or where services are no longer provided shall have thirty (30) days following move out to remove any remaining or derelict signs or copy therein and restore the mounting surface to a good and satisfactory condition.
SECTION III: General Specifications
Signs for individual tenants will be limited to the following:
1.	Building Signage: The maximum sign area shall not exceed one square foot for every 1,400 square feet leased, up to, but not to exceed the total square footage of signage area as shown on Exhibit [___] or as limited by local ordinance, whichever is more restrictive. The sign shall consist of individual styrene letters with acrylic faces. Flat plastic cut-out letters shall have a 1” (one inch) of larger trim cap around each letter.

Shipping and receiving signs along with dock door numbers are exempt from the total sign area.

2.	Door Entry Signage: Tenant entry signage shall consist of individual white vinyl die cut adhesive letters not to exceed 2” in height or 12” in length nor 144 square inches in area.

Signs shall be restricted to either the Tenant’s main entry door or to the first glass sidelight immediately adjacent to the main entry door. Signs shall not be mounted on other parts of the building.

All letters shall be white vinyl.
EXHIBIT “G”

EXHIBIT “G-1”
TENANT SIGNAGE
[NEXT TWO PAGES]
EXHIBIT “G-1”

1
Danner
SINCE 1932

GENERAL NOTES:

1. MFR & INSTALL (1) HALO ILLUMINATED PAN CHANNEL LOGO DISPLAY. PAINT LOGO GLOSS BLUE. DISPLAY TO HAVE WHITE LED HALO ILLUM.

COLOR KEY:

PAINT GLOSS BLUE(PMS 548)

Danner
SINCE 1932

(NIGHT VIEW PERSPECTIVE)

2 ½"

7'-2"
3'-8"
Danner
SINCE 1932

PAN CHANNEL HALO DISPLAY
½"=1'-0"

YESCO.
Portland Branch
20100 SW 112th Ave.
Tualatin, OR 97062
503-612-8672

© 2009 by YESCO LLC
All rights reserved

CLIENT: LaCROSSE FOOTWEAR
18201 NE PORTAL WAY
PORTLAND, OR

ACCOUNT EXECUTIVE: KEN MAHONEY
DRAWN: PAUL RULE
DATE: 12.09.09

REV / DATE / DESIGNER

APPROVAL:
ACCOUNT EXECUTIVE:
CLIENT:

PROJECT NUMBER: 304757

SHEET: #

EXHIBIT “G-1”

1
Danner
SINCE 1932

GENERAL NOTES:

1. MFR & INSTALL (1) HALO ILLUMINATED PAN CHANNEL LOGO DISPLAY. PAINT LOGO GLOSS BLUE. DISPLAY TO HAVE WHITE LED HALO ILLUM.

COLOR KEY:

PAINT GLOSS BLUE(PMS 546)

Danner
SINCE 1932

(NIGHT VIEW PERSPECTIVE)

2 ½"

7'-2"
3'-6"
Danner
SINCE 1932

PAN CHANNEL HALO DISPLAY
½"=1-0"

YESCO.
Portland Branch

All rights reserved

LaCROSSE FOOTWEAR
18201 NE PORTAL WAY
PORTLAND, OR

KEN MAHONEY

PAUL RULE

12.08.09

304757

EXHIBIT “G-1”